Exhibit 10.17

	Annexure B
	Date	:	15/12/2010
Loan summary	Contract no.	:	009
Quotation : cost of credit	Client no.	:	224342

(for the purposes of section 92 of the National Credit Act, 2005 if the Act is applicable)

Name of Credit Provider		Investec Bank Limited (Registration No 1969/004763/06) its successors and assigns (“Investec”)
Contact details of Credit Provider		100 Grayston Drive Sandown Sandton 2196 Tel number: (2711) 286-7000 Fax number: (2711) 286-7777
National Credit Registration Number		NCRCP9
Name of Borrower		Mix Telematics Africa (Pty) Ltd (Registration No/ID no 2004/019797/07)
Contact details of Borrower		Tel 0116548000 Email paddy fitzgerald@mixtelematics com
Physical Address of borrower		28 Howick Close Waterfall Park Vorna Valley Johannesburg 1682
Type of Agreement		Secured loan and credit facility
CAPITAL:		R50,000,000.00
ADDITIONAL AMOUNTS AND CHARGES
Raising fee		R114.000 00
Security preparation fee		R0 00
Valuation fee		R0 00
Charges are inclusive of VAT except if expressly stated to exclude VAT
*TOTAL ADDITIONAL AMOUNTS AND CHARGES:		R114,000 00
*PRINCIPAL DEBT (Capital plus total additional charges):		R50,114,000.00
INTEREST
Applicable annual interest rate		Base Rate minus 0 50%
Base rate		Investec Prime Rate, being currently 9 00%
Initial annual interest rate		8 5%
Rand value of interest		R4,255,316 64
*TOTAL COST OF CREDIT (interest plus additional charges):		R4,369,316 64
*TOTAL AMOUNT REPAYABLE:		R54,369,316 64
INSTALMENTS See clause 8 of the Loan Document
*Monthly instalment in respect of the Principal Debt	Number of instalments	Amount of each instalment
	12	364,109 72
Frequency of instalments		Monthly
Residual/final instalment		R50,000,000 00
Date of first instalment and date of final instalment		Unless otherwise agreed in writing, the monthly instalments will commence on the 1st day of the month following the month in which the Principal Debt or any portion thereof is advanced to or on behalf of the borrower and will thereafter be payable on the 1st day of each succeeding month and shall continue to be so paid until all amounts owing to or claimable by Investec in terms of the Loan Agreement have been paid in full Where the 1st day of the month falls on a

Borrower initial here	Witness initial here
An authorized financial services provider	1 of 8

Saturday, Sunday or official public holiday in the Republic of South Africa, then Investec shall be entitled to obtain payment on the first business day thereafter
Method of payment	ACB
*Total all instalments	R54,369,316 64

SECURITY PROVIDED AND SPECIAL CONDITIONS See clause 2 of the Loan Document

OTHER ONGOING COSTS See for example clauses 4 (Default ), 13 (Change in market rates and increased costs ) and 18 ( Insurance ) of the Standard Terms and Conditions attached to the Loan Document as Annexure A

INSURANCE CONDITIONS Please see clause 18 of the Standard Terms and Conditions

Borrower initial here	Witness initial here
An authorized financial services provider	2 of 8

	Client no.	: 224342
Agreement of loan	Contract no.	: 009

Entered into between

Investec Bank Limited (Reg No: 1969/004763/06)

(A registered credit provider Reg No: NCRCP9)

of 100 Grayston Drive

Sandown

Sandton

2196

and

Mix Telematics Africa (Pty) Ltd 2004/019797/07

(Jointly and severally hereinafter referred to as “the borrower”)

of 28 Howick Close

Waterfall Park

Vorna Valley

Johannesburg

1682

1	Introduction and interpretation

This Agreement comprises of the following

this Loan Document
the Standard Terms and Conditions (Annexure A to this Loan Document)
the Loan Summary (Annexure B to this Loan Document)
any annexure or schedule to such documents, and any written terms and conditions applicable to the Bond(s) (if any)

1 1	To the extent of any inconsistency between this Loan Document, the Standard Terms and Conditions and the Property and Building Conditions, this Loan Document will prevail

1 2	Capitalised terms used in this Loan Document have been defined either in clause 1 of the Standard Terms and Conditions (Definitions) or in clause 1 of the Property and Building Conditions (Definitions) (if applicable).

1 3	For the purposes of this Agreement:

	1.3.1	the Capital is the amount of R50,000,000.00.

1 4	The borrower acknowledges that some of the amounts set out in the Loan Summary are not determinable, may change over the life of the loan, and are based on an assumption that (among other things) the Base Rate does not change, that all amounts are paid on due date, and that no fee or charge changes or is confirmed to be different from the amount set out in the Loan Summary. Investec will set out any change in an estimated amount in the next applicable statement of account contemplated in clause 8 (Statement of Account ) of the Standard Terms and Conditions

2	Special conditions

2 1	The following special conditions apply to the Agreement (and the obligation of Investec to advance any amount under the Agreement shall be subject to the fulfillment of such special conditions)

	2 1 1	FICA requirements

Receipt by Investec from the borrower, to Investec’s sole satisfaction, of all documents and information Investec requires

		2 1 1 1	for Investec to comply with its obligations as an accountable institution under FICA, the regulations pertaining to FICA, and any guidance notes applicable to the banking sector, and/or

Borrower initial here	Witness initial here
An authorised financial services provider	3 of 8

		2 1 1 2	in terms of any procedures to which Investec may be required to adhere in order to establish and verify the identity of contracting parties and/or information that Investec receives from the borrower,

	2 1 2	Existing mortgage bond/s

None

	2 1 3	Mortgage bond/s to be registered

None

	2 1 4	Suretyships to be provided

		2 1 4 1	Execution of a joint and several continuing suretyship by Mix Telematics Ltd (1995/013858/06) LIMITED to R50,000,000 00 (Fifty Million Rand) plus interest and costs in favour of Investec in a form acceptable to Investec

	2 1 5	Security conditions

		2 1 5 1	Cession of all right, title and interest in and to the subscriber contracts with a minimum valuation of R500,000,000 00 (Five Hundred Million Rand) including any future subscriber contracts entered into by the borrower and third party clients in favour of Investec on Investec’s standard terms and conditions

		2 1 5 2	An undertaking by ~~the Borrower~~ Mix Telematics Limited that no dividends will be declared and paid without the express written consent of Investec, for the duration of the loan facility, notwithstanding any provisions to the contrary in the Mix Telematics Africa (Pty) Ltd Shareholders Agreement or any other agreement

		2 1 5 3	Deals 224342 007 and 224342 008 to be settled from this facility

	2 1.6	Special conditions

		2 1 6 1	Receipt by Investec of a resolution in terms of section 226 of the Companies Act, 1973 by the shareholders of Mix Telematics Limited in a form acceptable to Investec

2 2	The borrower will use its best endeavours to fulfill or procure the fulfilment of the special conditions as soon as possible after the Signature Date and, in any event, within 5 Business Days of the date of any notice by Investec requiring the fulfilment of the special conditions Should any special condition be of an ongoing nature, the borrower shall procure that the special conditions remain fulfilled at all times for the duration of the Agreement

2 3	The special conditions have been inserted for Investec’s benefit Investec may waive or defer fulfilment of one or more of the special conditions in its sole and unfettered discretion

2 4	If

	2 4 1	all the special conditions have not been fulfilled or waived, or

	2 4 2	the borrower has not requested or received any advance under the Agreement for a period of 6 months after the Signature Date,

Investec shall have no obligation in terms of the Agreement to advance any amount to the borrower and neither party will have any claim against the other except for a claim arising from a breach by the borrower of clause 2 2 and/or any of the clauses stipulated in clause 2 1, provided that

	2 4 3	the borrower shall in any event remain liable for and shall pay on written demand all costs, losses, liabilities, damages, charges or expenses (including legal fees, costs and expenses) together with an amount equal to any VAT (if applicable) and any other applicable Taxes thereon which Investec incurs or suffers in connection with the assessment, preparation, arrangement and/or termination of the loan, the drafting of any Finance Documents, the registration or cancellation of any security (including any Bond) and the valuation or realisation of any Security, and

	2 4 4	should the Agreement provide for the payment of a raising fee to Investec, the borrower shall remain liable for and shall pay on written demand such raising fee plus VAT thereon

2 5	Notwithstanding anything else in clause 2, Investec has the right in its sole discretion to advance the Principal Debt (or any part of it) before the fulfilment of the special conditions With effect from the date of that advance, all of the terms of this Agreement will apply to that advance (as applicable), whether or not the special conditions have been fulfilled That advance will not

	2 5 1	constitute a waiver of the rights of Investec to require fulfilment of all of the special conditions in terms of clause 2 2 above,

Borrower initial here	Witness initial here
An authorised financial services provider	4 of 8

	2 5 2	oblige Investec to advance any further part of the Principal Debt to the borrower, if the advance was of a part of the Principal Debt only, or

	2 5 3	prejudice Investec’s rights under or in relation to any Finance Document

2 6	After making any advance in terms of clause 2.5, Investec shall be entitled to require fulfillment of any outstanding special conditions by written notice to the borrower and the borrower shall be obliged to procure the fulfilment of such special conditions within 5 Business Days of the date of such notice, failing which Investec has the right (without prejudice to any other rights or entitlements it may have under the Agreement) by written notice to require the borrower immediately to repay the advance in question, and the borrower will comply with that notice immediately on receipt thereof

2.7	Notwithstanding any other term of the Agreement, Investec is not obliged to advance the Principal Debt or any part thereof, or any other amount, if an Event of Default or a Material Adverse Event has occurred or a Potential Event of Default has arisen

3	The loan

3 1	Investec agrees to lend the Principal Debt to the borrower and the borrower agrees to borrow the Principal Debt from Investec, subject to the terms of this Agreement

3 2	The borrower will use the loan solely for the purpose set out in clause 4 below The borrower will not use the loan for any other purpose without Investec’s prior written consent

3 3	Investec may, in its sole discretion and subject to prior written agreement with the borrower, separately advance further amounts to the borrower pursuant to separate loan agreements entered into by Investec and the borrower from time to time

4	Utilisation of Principal Debt

The borrower is obliged to utilise the Principal Debt as follows and for no other purpose

	4 1	R114,000 00 (One Hundred And Fourteen Thousand Rand) for fees, costs and disbursements owing to Investec in terms of this agreement,

	4 2	R50,000,000 00 (Fifty Million Rand) - To settle deals 224342 007 and 224342 008

5	Advance of Principal Debt

5 1	Subject to clauses 2 5 and 4 above, Investec will advance the Principal Debt (or any part thereof that is available for draw down) on fulfilment of the special conditions stipulated in clause 2, as follows

	5 1 1	if Investec has agreed to issue a guarantee on behalf of the borrower, by way of payment under the guarantee to the Contractor or any other third party specified by the borrower or its authorised agent (“Guaranteed Party”) and the amount of any such payment shall for all purposes constitute an advance of Capital under the Agreement,

	5 1 2	by way of set off against the obligations of the borrower or the obligations of any surety, guarantor, co-principal debtor or security provider who is party to a Finance Document to Investec under any existing agreement specified in clause 4 above and/or in respect of fees payable by the borrower in terms of this Agreement or in discharge of any amount due by the borrower to Investec in terms of the Agreement, and/or

	5 1 3	after Investec receives a draw-down notice or other instruction acceptable to Investec from the borrower, by electronic transfer and/or direct deposit into a bank account nominated in writing by the borrower or its authorised agent or the bank account of a person specified in the draw-down notice, and/or

	5 1 4	by applying the amount against any capitalised interest allowance as stipulated in the Loan Summary,

5 2.	Investec may, in its sole discretion and subject to such further terms as Investec may agree, issue a guarantee in favour of the Guaranteed Party in respect of all or certain of the borrower’s obligations to the Guaranteed Party from time to time If Investec issues a guarantee to a Guaranteed Party, then the amount which Investec is obliged to advance to the borrower under the Agreement will be reduced by an amount equal to the amount guaranteed in terms of the guarantee

5 3	The borrower agrees that when Investec has advanced the Principal Debt in accordance with this clause 5, Investec will have fully discharged its obligations to the borrower in terms of this Agreement.

Borrower Initial here	Witness initial here
An authorised financial services provider	5 of 8

5 4	~~The borrower has no entitlement to a re advance but Investec may~~ Investec has, in its sole discretion, agreed to re-advance any amount comprising the Capital which it has previously advanced and which the borrower has repaid during the term of this Agreement For the avoidance of doubt

	5 4 1	any amount so re-advanced forms part of the Principal Debt with effect from the date of that re-advance, and will be governed by the terms of this Agreement (including as to the accrual of interest), and

	5 4 2	for the purposes of this clause 5 4, “Capital’’ does not include VAT payments, payments of capitalised interest or payments of capitalised fees as specified in clause 9 (Fees )

6	Duration of loan

6 1	This loan will begin on the Commencement Date and endure for 12 months thereafter, subject to the provisions of clauses 4 (Default ), 13 (Change in market rates and increased costs ) and 15 (Early payment and early termination by the borrower) of the Standard Terms and Conditions

7	Interest

7 1	Subject to clause 11 of the Standard Terms and Conditions (Interest on overdue amounts ), the Principal Debt will bear interest at the Applicable Interest Rate, subject to any variation provided for in this Agreement, with effect from the Commencement Date Interest will accrue daily, be calculated on the basis of a 365-day year and be compounded monthly in arrears

7 2	Any variation in the Applicable Interest Rate due to a variation in the Base Rate will be effective from the date of the variation of the Base Rate

7 3	Investec will give the borrower written notice (whether in the monthly statement of account or otherwise) of the variation in the Base Rate in accordance with its normal practice, provided that if the Act applies, Investec will give the borrower written notice of the variation in the Base Rate within 30 Business Days of the variation taking effect

7 4	Notwithstanding the foregoing provisions, Investec may at any time (whether before the first advance or, following a request by the borrower, after the first advance) in its sole discretion agree that, subject to clause 12 3 of the Standard Terms and Conditions, the Principal Debt or a portion of the Principal Debt will bear interest at a fixed rate of interest proposed by Investec and agreed to by the borrower in writing. Such fixed interest rate will apply with effect from the agreed date until expiry of the agreed fixed rate period Interest will accrue daily, be calculated on the basis of a 365-day year and be compounded monthly in arrears, irrespective of whether that year is a leap year or not

7 5	Investec is under no obligation whatsoever to agree to a fixed rate of interest In particular, the availability of a fixed interest rate, and the applicable fixed interest rate (if any), is subject to prevailing market conditions and to the availability of appropriate matched funding that Investec may seek to obtain On expiry of the fixed rate period, or if the parties do not agree the fixed interest rate before the time stipulated for the first advance contemplated in clause 5, the interest rate will be linked to the Base Rate

7 6	Investec may, subject to such terms of the Agreement and subject to such terms (if any) as Investec may (in Investec’s sole discretion) agree with the borrower in writing, capitalise the interest accruing on the outstanding balance of the Principal Debt for a period determined by Investec in its sole discretion

8	Repayments and early repayment

8 1	The borrower will repay the Total Amount to Investec in instalments, in the amounts and in the manner specified in the Loan Summary and in accordance with the provisions of this Agreement

8 2	The borrower may not, subject to clause 15 of the Standard Terms and Conditions (Early payment and early termination by the borrower), anticipate the due date for payment of the Capital or any part of it without the prior written consent of Investec

8 3	Subject to the provisions of the Act (if applicable), the borrower will pay to Investec (or procure payment to Investec) in addition to the borrower’s obligation to pay any instalments to Investec, the amount of any VAT refunds or input tax credits due to or received by the borrower or any of the security providers in respect of the Security, Property and/or the Development (as the case may be) The borrower hereby undertakes to pay (or procure the payment of) such VAT refunds or input tax credits, within a period of 4 (four) months from the date of disbursement thereof, unless otherwise agreed in writing by Investec Should the borrower fail to pay (or procure the payment of) such VAT refunds or input tax credits timeously in accordance with this clause, Investec shall be entitled to, without prejudice to any other rights it may have, whether in terms of this Agreement or at law, to reduce the amount available for draw down under the Agreement with the amount of such VAT refunds or input tax credits, or to refuse to advance any further amounts and/or to deduct such amount from any drawdown requests

Borrower initial here	Witness initial here
An authorised financial services provider	6 of 8

8 4	Notwithstanding anything to the contrary in the Agreement, if Investec has advanced any portion of the Capital to the borrower in circumstances where the special conditions have not yet been fulfilled, then Investec may, at any time (and from time to time), notwithstanding any interest capitalisation allowance granted in terms of this Agreement, by written notice to the borrower require the borrower to pay all accrued but unpaid interest on the date or dates stipulated in the notice

9	Fees

9 1	The borrower shall pay to Investec the following fees (as specified in the Loan Summary)

	9 1 1	a non-refundable raising fee for arranging the Capital, in the amount of R114,000 00 (inclusive of VAT), payable on the Commencement Date,

9 2	Investec may, in its discretion, capitalise the fees referred to in this clause 9, and thereby include those fees in the Principal Debt advanced under the Agreement

9 3	If the borrower fails to pay any of the specified fees the borrower will be in breach of this Agreement and Investec will be entitled in terms hereof to take appropriate action against the borrower

Borrower initial here	Witness initial here
An authorised financial services provider	7 of 8

SIGNED at SANDTON on the 17 day of JANUARY 2011.

For and on behalf of the borrower and warranting authority

AS WITNESS

1	NICOLE SNAID
	Full names	Signature

2	Leeanne Neilson
	Full names	Signature

SIGNED at Sandton on the 20 day of January 2010

For and on behalf of Investec and warranting authority

AS WITNESS

1	Magdeline Ramatio
	Full names	Signature

2
	Full names	Signature

Investec Private Bank, a division of Investec Bank Limited registration number 1969/004763/06 Investec Private Bank is committed to the Code of Banking Practice as regulated by the Ombudsman for Banking Services Copies of the Code and the Ombudsman’s details are available on request or visit www investecprivatebank co za An authorised financial services provider A registered credit provider registration number NCRCP9

Borrower initial here	Witness initial here
An authorised financial services provider	8 of 8

UNDERTAKING AND WARRANTY BY SHAREHOLDER

1	We, the undersigned, Mix Telematics Ltd (“the Shareholder”) of Mix Telematics Africa (Pty) Ltd (“the Borrower”), hereby acknowledge that Investec Bank Limited (“Investec”) has granted lending facilities to the Borrower in terms of a Loan Agreement concluded or to be concluded between Investec and the Borrower, and any amendments thereto, (“the Loan”)

2	The Loan was granted on condition that no dividends will be declared and paid by the Borrower without the prior written consent of Investec, for the duration of the Loan, notwithstanding any provisions to the contrary in any other agreement (“Condition”) The Shareholder acknowledges the Condition and acknowledges further that Investec must provide their prior written consent in the event that the Borrower wishes to declare a dividend during the course of the Loan.

3	The Shareholder accordingly undertakes to cause or procure that the Borrower complies with the Condition, as warranted, to ensure that dividends are not declared without the prior written consent of Investec and for so long as the Borrower is indebted to Investec under the Loan

4.	The Shareholder agrees to effect such amendments to the Shareholders Agreement and to procure such amendments to the Borrower’s Memorandum and Articles of Association, as the case may be, to give effect to this Undertaking.

5.	The Shareholder hereby undertakes not to change or amend or approve any amendments to the Borrower’s dividend policy, nor the provisions of any Shareholders Agreement concluded by the Shareholder, nor the Borrower’s Memorandum and Articles of Association, as the case may be, specifically relating to the Borrower’s dividend policy, without first obtaining Investec’s written consent thereto

6.	It is agreed that this Undertaking constitutes the whole of the agreement between the Borrower, the Shareholder and Investec in regard to the subject matter hereof No party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein.

7	In the event that the provisions of this Undertaking are inconsistent with the provisions of the Borrower’s Memorandum and Articles of Association or any Shareholders Agreement concluded by the Shareholder, the provisions of this Undertaking shall prevail.

8	This document is and shall at all times remain the property of Investec

9	At Investec’s option, any claim arising hereunder may be recovered in any Magistrate’s Court having jurisdiction notwithstanding that such claim might otherwise exceed the jurisdiction of such court, or such claim may be recovered in any division of the High Court of South Africa (South Local Gauteng Division) as Investec in its sole and absolute discretion may elect and the Borrower hereby consents and submits to the jurisdiction of those courts in respect of any such claim

10.	No variation of the terms of this Undertaking shall be of any force or effect unless it is reduced to writing and signed by all parties hereto. No indulgence which Investec may grant to the Shareholder shall constitute a waiver of any of the rights of Investec, who shall not hereby be precluded from exercising any rights against the Shareholder which may have arisen in the past or which may arise in the future

11.	The parties choose domicilium citandi et executandi for all purposes of the giving of any notice, the serving of any process and for any other purpose arising from this Undertaking, at the addresses set out below The parties shall be entitled from time to time, by written notice to the other to vary their domicilium to any other physical addresses within the Republic of South Africa. Any notice given by one party to the other which is delivered by hand at their domicilia for the time being shall be rebuttably presumed to have been received by them at the time of delivery

11.1 the Shareholder	Matrix Corner, Howick Close
Waterfall Park
Bekker Road
Midrand

11.2 Investec	c/o Head of Private Bank
100 Grayston Drive
Sandown
Sandton

12.	The Shareholder undertakes to act in the utmost good faith in any matter relating to this Undertaking

13	If any Shareholder breaches any material provision or term of this Undertaking and fails to remedy such breach within 7 (seven) days of receipt of written notice requiring it to do so, then the other party (the “Aggrieved Party”) shall be entitled, in addition to any other remedy available to it at law, to cancel this Agreement or to claim specific performance, in either event without prejudice to the Aggrieved Party’s right to claim damages

SIGNED AT MIDRAND ON THIS 13 DAY OF JANUARY 2011

As Witnesses :

1.
For and on behalf of Mix Telematics Ltd who warrants his authority hereto

2.

Annexure A

Annexure -

standard terms and conditions

Client no.               : 224342

Contract no.           : 009

1	Definitions

1 1	In the Agreement, unless the context otherwise requires

1 1 1	“Act” means the National Credit Act 2005, and any regulations or notices promulgated in terms thereof,

1 1 2	“Agreement” means the agreement comprising of the Loan Summary (Annexure B to the Loan Document), the Loan Document, these Standard Terms and Conditions (Annexure A to the Loan Document), the Property and Building Conditions (Annexure C to the Loan Document) (if applicable), any annexure or schedule to such aforementioned documents, and if applicable any written terms and conditions applicable to the Bond/s and any amendments thereto,

1 1 3	“Applicable Interest Rate” means the variable interest rate stipulated in the Loan Summary,

1 1 4	“Base Rate” means the variable rate of interest stipulated in the Loan Summary to which the interest rate on the Principal Debt is linked,

1 1 5	“borrower” means the party stipulated in the Loan Document,

1 1.6	“Bond” means any bond in respect of any Security registered or to be registered in favour of Investec, as specified in clause 2 of the Loan Document (Special Conditions) (including, without limitation, a mortgage bond, a notarial bond or a bond in respect of any ship, aircraft, notarial lease or other asset),

1 1 7	“Break Costs” means in relation to a fixed interest rate only, all reasonable market-related costs, losses, liabilities, damages, charges or expenses together with an amount equal to any VAT (if applicable) and any other applicable Taxes thereon which Investec incurs or suffers as a result of any payment of the whole or a portion of the Principal Debt or any interest owed by the borrower on any date other than as scheduled in the Agreement,

1 1 8	“Business Day” means any day which is not a Saturday, Sunday or statutory public holiday in South Africa,

1 1 9	“Capital” means that amount specified in clause 1 3.1 of the Loan Document,

1 1 10	“Commencement Date” means the date on which Investec first advances the Principal Debt or any part thereof, or issues a guarantee, to or on behalf of the borrower, provided that for the purpose of determining the date from which interest shall accrue in respects of amounts deemed to be advanced by way of guarantee (and for this purpose only), “Commencement Date” shall mean the date upon which Investec pays any amount in terms of the Guarantee in question,

1 1 11	“Contractor” has the meaning ascribed to it in the Property and Building Conditions,

1 1 12	“Control”, in respect of any person other than a natural person, means

1.1 12.1	the beneficial ownership or control (directly or indirectly) of more than 50% of the fully diluted voting share capital of the relevant person, and/or

1 1 12.2	the ability to direct the casting of more than 50% of the fully diluted votes exercisable at a general meeting of the relevant person on all, or substantially all, matters, and/or

1 1 12 3	the right to appoint or remove directors of the relevant person holding a majority of the voting rights at meetings of the board of directors (or other principal management body) on all, or substantially all, matters, and “Control” and “Controlled” shall be construed accordingly,

1 1 13	“Credit Bureau” means a person registered as such in terms of section 43(1) of the Act,

1 1 14	“Development” has the meaning ascribed thereto in the Property and Building Conditions,

1 1 15	“Encumbrance” means any mortgage, pledge, lien, charge, cession or assignment conferring security, hypothecation, security interest, preferential right or trust arrangement or other encumbrance securing any obligation of any person or any other type of preferential agreement or arrangement (including any type of transfer and retention arrangement), the effect of which is the creation of security, whether relating to existing or future assets and whether those assets are inside or outside South Africa and “Encumbering” and “Encumber” shall have a similar meaning,

1 1 16	“Event of Default” means an event of default contemplated in clause 4 (Default),

1 1 17	“FICA” means the Financial Intelligence Centre Act, 2001,

1 1 18	“Finance Document” means the Agreement and any other document, security or agreement that the borrower or any surety, guarantor, co-principal debtor or security provider executes in connection with the Agreement, whether or not expressly contemplated in the Agreement (including, without limitation, any suretyship, any guarantee, any Bond and any other document Encumbering the Security),

1 1 19	“Group” means the borrower and the borrower’s holding company, Subsidiaries and associated companies (if any) For the purposes of this definition, “associated companies” means any company which is associated with the borrower by reason of the fact that such company is managed or Controlled, directly or indirectly, by substantially the same persons as the borrower,

Borrower initial here	Witness initial here
An authorised financial services provider	1 of 19

1 1 20	“Insurance” means the policy or policies of insurance referred to in clause 18 (Insurance) and clause 2 17 (Insurance ) in the Property and Building Conditions,

1 1 21	“Investec” means Investec Bank Limited (Registration No 1969/004763/06),

1 1 22	“loan” means the loan contemplated in the Agreement,

1 1 23	“Loan Document” means the loan document to which these Standard Terms and Conditions are attached as Annexure A, the Loan Summary is attached as Annexure B and to which the Property and Building Conditions are attached as Annexure C (if applicable), and which forms part of the Agreement,

1 1 24	“Loan Summary” means the summary furnished to the borrower and attached to the Agreement as Annexure B, which constitutes the Quotation required to be furnished by Investec in terms of the Act, if the Act applies;

1 1.25	“Material Adverse Event” means any event, circumstance or change arising after the Signature Date, which in Investec’s reasonable opinion has or may have a material adverse effect on

1 1 25 1.	the business, operations, properties, assets or financial condition of the borrower or any guarantor or surety of the borrower’s obligations to Investec,

1 1 25 2	the validity or enforceability of any Finance Document,

1 1 25 3	any right or remedy of Investec in respect of any Finance Document,

1 1 25.4	the ability of the borrower or any surety, guarantor, co-principal debtor or security provider to perform any of its obligations under any Finance Document, or

1 1 25 5	the ability of the borrower or any surety, guarantor, co-principal debtor or security provider who is party to a Finance Document to comply with any law applicable to it,

1 1 26	“Mortgage Bond Rate” means the quoted rate of interest (expressed as a percentage rate per year, calculated daily and compounded monthly in arrear) levied by Investec in South Africa from time to time, as evidenced by a certificate issued by any manager or assistant manager of Investec (whose appointment and authority it shall not be necessary to prove) Any such certificate will, save in the event of manifest error, be final and binding on the parties,

1 1 27	“Potential Event of Default” means any event of the existence of any circumstance which (in Investec’s reasonable opinion) would or could (with the expiry of any remedy period, the making of any determination under the Finance Documents or any combination of the aforegoing) if not remedied or altered, bring about an Event of Default, whether or not caused by or for any reason whatsoever outside the control of the borrower or any other person,

1 1 28	“Prime Rate” means the quoted rate of interest (expressed as a percentage rate per year, calculated daily and compounded monthly in arrear) levied by Investec in South Africa from time to time, as evidenced by a certificate issued by any manager or assistant manager of Investec (whose appointment and authority it shall not be necessary to prove) Any such certificate will, save in the event of manifest error, be final and binding on the parties,

1 1 29	“Principal Debt” means the Capital plus the amount of any fee, cost, charge, penalty, premium or interest recoverable by Investec either in terms of the Act (if the Act applies) or in terms of the provisions of the Agreement or at law, and if the borrower makes use of the drawdown facility (if any) provided for in the Agreement or if any amounts due to Investec are capitalised in terms of the Agreement or if Investec re-advances any amount to the borrower or if Investec has paid any expenses or insurance premiums on behalf of the borrower, then such amounts shall be deemed to be included in the Principal Debt and the Agreement will automatically be amended accordingly,

1 1 30	“Property and Building Conditions” means the conditions contained in Annexure C to the Loan Document and which will apply if the loan is to be utilised in order to fund any development or building works or if a Bond over immovable property is to be registered in favour of Investec as security for the loan,

1 1 31	“Security” means the asset, rights or entitlement that the borrower and/or any surety, guarantor, co-principal debtor or security provider has provided or will provide and which may be charged or otherwise Encumbered to secure the borrower’s obligations, under the Agreement and any other obligations of the borrower to Investec (whether or not such Security is contemplated in clause 2 of the Loan Document),

1 1 32	“Signature Date” means the date of signature of the Agreement by the borrower,

1 1 33	“Standard Terms and Conditions” means the terms and conditions contained in this document, as amended from time to time,

1 1 34	“Subsidiary” means a subsidiary company within the meaning of section 1(3) of the Companies Act 1973 and the relevant section in the Companies Act 2008,

1 1 35	“Taxes” means all present and future taxes (including capital gains tax), levies, imposts, duties (including transfer duties), stamp duties, securities transfer tax, charges, fees (including licence fees), deductions and withholdings and any penalties thereon imposed or required by any governmental, fiscal or other authority, and “Tax” and “Taxation” will be construed accordingly,

1 1 36	“Total Amount” means the total amount payable by the borrower to Investec in terms of the Agreement at the relevant time, whether capitalised or not, including Capital, interest, penalty interest, costs (including, to the extent applicable, Break Costs, arrears, Taxes, any fee, VAT (to the extent applicable), and any default administration costs, collection costs, and/or any other amounts to which Investec is entitled or has incurred as a result of a breach by the borrower of the Agreement,

1 1 37	“VAT” means value-added tax at the applicable rate in terms of the VAT Act 1991, and

1 1 38	“ZAR”, “Rand” and “R” mean the lawful currency of South Africa at the relevant time

Borrower initial here	Witness initial here
An authorised financial services provider	2 of 19

1 2	Any reference in the Agreement to “person” will be construed, as applicable, as a reference to any person, firm or trust, company, corporation, government, state or agency of a state or any association or partnership, whether or not having separate legal personality, or two or more of the foregoing

1 3	Unless the context requires otherwise, any reference to “include” or “including” means “include without limitation” or “including without limitation”, as the case may be.

1 4	Words importing the singular will include the plural and vice versa, and words importing any gender will include the other genders

1 5	The head notes to the paragraphs to the Agreement are inserted for reference purposes only and do not affect the interpretation of any of the provisions to which they relate

1 6	The Agreement is binding on and enforceable by the successors-in-title, authorised representatives, permitted assigns, trustees or liquidators of the parties as fully and effectually as if they had signed the Agreement in the first instance, and reference to any party includes that party’s authorised representatives, permitted assigns, trustees or liquidators, as the case may be

1 7	If any provision in this clause 1 is a substantive provision conferring rights or imposing obligations on any party, then notwithstanding that such provision is contained in this clause 1, effect will be given thereto as if it were a substantive provision in the body of the Agreement

1 8	Where any term is defined within the context of any particular clause in the Agreement, the term so defined will, unless it appears clearly from the clause in question that the term has limited application to the relevant clause, bear the meaning ascribed to it for all purposes in terms of the Agreement, notwithstanding that the term has not been defined in this clause 1

1 9	When the Agreement prescribes any number of Business Days, they will be reckoned inclusive of the first and exclusively of the last Business Day

1 10	If the day for the performance of any obligation in terms of the Agreement falls on a day which is not a Business Day, then that obligation will be performed on the immediately following Business Day. If the obligation in question relates to the payment of any amount, interest will accrue on that amount at the then-applicable rate for the additional period

1 11	Expressions defined in the Agreement bear the same meanings in any schedule or appendices which do not contain their own definitions

1 12	Any reference in the Agreement to legislation or subordinate legislation is to that legislation or subordinate legislation at the Signature Date and as amended, substituted and/or re-enacted from time to time

1 13	The rule of interpretation that a contract will be interpreted against the party responsible for drafting or preparing the contract does not apply

2.	No deductions

Except to the extent that the Act provides otherwise (if the Act applies)

2 1	the borrower will make all payments under the Agreement in full, free of any exchange commissions or bank charges, without any set-off or counterclaim and free from any deduction or withholding for or on account of any Taxes,

2 2	if the borrower is required by law to make any such deduction or withholding, the borrower will pay to Investec any additional amounts necessary to ensure that Investec receives and retains (free from any liability in respect of any such deduction or withholding) the full amount of the relevant payment as if that deduction or withholding had not been made, and

2 3.	if Investec is obliged to pay any withholding or other Tax on any amount it receives from the borrower (other than Tax on Investec’s overall income), that Tax will be for the borrower’s account, and the borrower will refund that amount to Investec immediately on demand.

3.	Payments

3 1	The borrower will make all payments under the Agreement in Rand, unless otherwise agreed in writing

3 2	Subject to clause 3 3, the borrower will make all payments on the due date in freely transferable and convertible funds at least half an hour before the end of normal commercial banking hours into such account as Investec may specify to the borrower

3 3	The borrower hereby authorises Investec to recover any portion of the Total Amount which has become due and payable

3 3 1	by way of debit order from the bank account/s of the borrower or a third party in the name of the borrower as the borrower or third party (as the case may be) specifies to Investec in writing from time to time, and/or

3 3 2	by way of automated clearing bureau (in which event no voucher will be provided to the borrower but details of each debit will be reflected on the borrower’s bank statement), electronic funds transfer or post-dated cheque

3 4	The borrower undertakes to co-operate and comply with any directions that Investec issues with respect to the payments in clause 3 3

3 5	Without limiting Investec’s rights (including its rights in terms of clause 4 below (Default ), if at any time

3 5 1	the aggregate amount of money advanced to the borrower exceeds the Capital stipulated in clause 1 of the Loan Document, the borrower must immediately on demand from Investec pay an amount to Investec equal to the excess, and

3 5 2	if the Property and Building Conditions form part of the Agreement, the schedule of building costs estimate in respect of the Development (if any) reflects an estimate that is less than the Capital, then the Capital will automatically be reduced to reflect the lower amount and the Agreement will be automatically amended accordingly

Borrower initial here	Witness initial here
An authorised financial services provider	3 of 19

4.	Default

4 1	An Event of Default occurs if

4 1 1	any of the events in clause 4 3 below occurs whether or not caused by or for any reason whatsoever outside the control of the borrower or any other person, and

4 1 2	in the good faith opinion of Investec, the event in question is

4 1 2 1	incapable of remedy,

4 1 2 2	capable of remedy, and the borrower fails to remedy or procure the remedy of that breach within 5 Business Days (or such other remedy period as may be stipulated in clause 4 3 or such longer period as Investec may in its sole discretion consider necessary in the circumstances) of written notice thereof, but Investec shall not be required to afford the borrower any remedy period in respect of the Event of Default contemplated in clause 4 3 1, provided that, if more than one event contemplated in clause 4 3 occurs within a period of 100 Business Days after the first of them, then the second and each subsequent event shall be deemed to be incapable of remedy and the notice period contemplated in this clause 4 1 2 2 will accordingly not apply

4 2	For the purposes of this clause 4, if the Act applies, an event as contemplated in clauses 4 3 2 to 4 3 21 shall, if it occurs, give rise to a dispute between the borrower and Investec for the purposes of clause 4 5 1 and section 129 of the Act

4 3	The Events of Default, each of which is severable and distinct from the others, are the following, namely

4 3 1	any Material Adverse Event occurs, or

4 3 2	the borrower or any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document fails to pay in full any amount payable to Investec on the due date for payment in accordance with the terms of any Finance Document to which any one of them is party or any other agreement between any one of them and Investec For the avoidance of doubt the relevant arrears amount may include any residual payable in respect of the loan,

4 3 3	the borrower or any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document breaches any term or condition of any Finance Document to which any of them is party or any other agreement between any of them and Investec (and every such breach shall be deemed to be material), provided that if such term is a special condition as contemplated under clause 2 of the Loan Document, Investec shall not be obliged to permit any remedy period hereunder,

4 3 4	a court judgment is granted against the borrower and either that judgment remains unsatisfied within 15 Business Days of it being given, or the borrower fails to take steps for its rescission or to note an appeal within that time, or (in Investec’s opinion) fails to proceed diligently with such application for rescission or such appeal or, having applied for its rescission or noted an appeal, fails (in Investec’s opinion) diligently to pursue it or to obtain it within a reasonable time,

4 3 5	the borrower commits an act which would be an act of insolvency as defined in the Insolvency Act, 1936 if it were a natural person,

4 3.6	the borrower enters into any compromise, composition or arrangement with all or any class of its creditors, or attempts to do so,

4 3 7	if the borrower is a company

4 3 7.1	the Master of the High Court of South Africa issues a certificate as contemplated in section 346(3) of the Companies Act, 1973 and the relevant section in the Companies Act, 2008 in respect of an application to wind-up the borrower, alternatively, the deponent thereto signs the founding affidavit delivered in support of such an application, whichever alternative occurs earlier,

4 3.7 2	its directors or members propose, or its members pass or attempt to pass, a special resolution to wind-up the borrower as contemplated in section 349 and section 351 of the Companies Act, 1973 and the relevant sections in the Companies Act, 2008,

4 3 7.3	it is otherwise provisionally or finally wound-up, liquidated or placed under judicial management or curatorship,

4 3.7 4.	without the prior written consent of Investec, it sustains a change of shareholders (whether as a result of the transfer of shares, the allotment of shares or otherwise) so that Control of the borrower vests in persons other than the borrower’s controlling shareholders as at the Signature Date, provided that this provision shall not apply where the borrower is a company listed on any recognised stock exchange,

4 3 7 5	without the prior written consent of Investec, its directors or members propose, or its members pass or attempt to pass, or the directors or members of any of its Subsidiaries propose, or the members of any of its Subsidiaries pass or attempt to pass, a special resolution in terms of which the borrower or its Subsidiary may acquire any shares issued by the borrower,

4 3 7 6	without the prior written consent of Investec, it or any of its Subsidiaries otherwise acquire any shares issued by it,

4 3 7 7	without the prior written consent of Investec, its directors or members propose, or its directors or members pass or attempt to pass, any resolution in terms of which the borrower may

4 3 7 7.1.	effect a reduction of its capital in any way whatsoever, or

4 3 7 7 2	make any payment or distribution to its shareholders (other than by way of a dividend duly declared and paid from profits available for that purpose),

4 3 7.8	the board of directors of the borrower resolves that the borrower voluntarily begins business rescue proceedings,

Borrower initial here	Witness initial here
An authorised financial services provider	4 of 19

4 3 7 9	without the prior consent of Investec an application is made to court by any party for an order placing the borrower under supervision and commencing business rescue provisions,

4.3 7 10	the borrower or any subsidiary of the borrower commences business rescue proceedings,

4 3 8	if the borrower is a close corporation

4 3 8 1	the Master of the High Court of South Africa issues a certificate as contemplated in section 346(3) of the Companies Act, 1973 (read with section 66 of the Close Corporations Act, 1984) and the relevant sections in the Companies Act, 2008 in respect of an application to wind-up the borrower, alternatively, the deponent thereto signs the founding affidavit delivered in support of such an application, whichever alternative occurs earlier,

4 3 8 2	its members propose, pass or attempt to pass a resolution to wind up the borrower as contemplated in section 349 and section 351 of the Companies Act, 1973 (read with section 67 of the Close Corporations Act, 1984) and the relevant sections in the Companies Act, 2008,

4 3 8 3	it is otherwise provisionally or finally wound-up, or liquidated, or

4 3 8 4	it sustains a change of members (whether as a result of the transfer or disposition of members’ interests or the issue or restructuring of the members’ interests) so that Control of the borrower is vested in persons other than the borrower’s controlling members as at the Signature Date,

4 3 9	if the borrower is a natural person or partnership, it dies or is dissolved (as the case may be), or is provisionally or finally sequestrated,

4 3 10	if the borrower is a trust, it is discharged, varied, revoked or wound-up,

4 3 11	the borrower sells or attempts to sell the whole or a major part of its assets,

4 3 12	any representation, warranty or statement by the borrower to Investec is or proves to have been incorrect or misleading when made or deemed to have been made,

4 3 13	the borrower is rated as a result of a change in circumstances at any time after the Signature Date, which rating results (in Investec’s reasonable opinion) in an increase in the level of credit risk with regard to the borrower’s obligations under the Agreement,

4 3 14	the borrower generally does anything which prejudices or could prejudice Investec’s rights or interests in terms of any Finance Document,

4 3 15	any assets of the borrower are attached under writ of execution and the borrower fails to take steps for its rescission, or (in Investec’s opinion) fails to proceed diligently with such application for rescission or, having applied for its rescission fails to obtain it within a time that Investec (in its sole discretion) considers reasonable,

4 3 16	the borrower ceases to carry on business,

4 3 17	the Bond (or any of them) is cancelled or rendered void for whatever reason,

4.3 18	any representation or warranty made by the borrower in, or any information provided by the borrower to Investec in terms of any finance application form is incorrect or materially incomplete or is misleading,

4 3 19	the borrower (if a natural person) or a director or member of the borrower (if the borrower is a corporate entity) is arrested on suspicion of failure to comply with any law,

4 3 20	the Development is unduly or unnecessarily delayed for whatever reason in Investec’s sole discretion; or

4 3 21	the occurrence of any of the events of default sel out in clause 2 12 of the Property and Building Conditions

4 4	For the purposes of this clause 4, reference to the borrower is deemed also to be a reference to any surety or guarantor for, and/or co-principal debtor with, the borrower in respect of its obligations under the Agreement Accordingly, if any of the Events of Default contemplated above occurs (subject to the necessary alterations) in respect of such a surety, guarantor and/or co-principal debtor, it shall be an Event of Default for the purposes of the Agreement

4 5	If an Event of Default occurs and the Act applies, Investec

4 5 1	may propose that the borrower refers the Agreement to a debt counsellor, alternative dispute resolution agent, consumer court or ombud with jurisdiction, with the intent that Investec and the borrower resolve any dispute under the Agreement or develop and agree on a plan to bring the payments under the Agreement up to date, and

4 5 2	subject to the Act, may commence legal proceedings to enforce the Agreement after (i) at least 10 Business Days have elapsed since Investec has provided the notice referred to in clause 4 5 1 or a notice terminating the review in terms of section 86(10) of the Act (as the case may be), and (ii) the borrower has been in default for more than 20 Business Days and (iii) Investec has met any further requirements set out in section 130 of the Act

4 6	Upon the occurrence of an Event of Default then, without prejudice to any other rights which may thereupon be available to it, subject to clause 4 5 and the Act, Investec has the right, at its election, to

4 6 1	terminate the Agreement with immediate effect or to enforce compliance with the Agreement and claim such reasonable damages as it may have suffered as the result of the Event of Default including any collection costs, default administration charges and any other reasonable amounts incurred by Investec as a result of the borrower’s breach in terms of the Agreement and any Break Costs,

4 6 2	demand that the borrower pay all of its indebtedness under the Agreement, any Finance Document to which it is a party and any other agreement it may have with Investec, and all such indebtedness shall upon such demand become immediately due and payable, irrespective of any terms or conditions that may be applicable to such indebtedness For the avoidance of doubt the borrower’s indebtedness includes all fees that the borrower is, or would have been, liable to pay to Investec in terms of clause 9 of the Loan

Borrower initial here	Witness initial here
An authorised financial services provider	5 of 19

Document (Fees), and any Break Costs and all costs, losses, liabilities, damages, charges and expenses (including legal fees, costs and expenses) together with an amount equal to any VAT (if applicable) and any other applicable Taxes thereon which Investec suffers or incurs in connection with the assessment, preparation, arrangement and/or termination of the loan, the drafting of the Finance Documents, the registration or cancellation of any security (including any Bond) and the valuation or realisation of any Security,

4 6 3	pay any amounts on behalf of the borrower and to do all such things as Investec may consider necessary to protect its interests as creditor and to preserve the Security, and to have recourse against the borrower for all those amounts paid or things done, together with interest thereon as provided in clause 11 (Interest on overdue amounts),

4 6 4	demand that the borrower immediately pay to Investec all amounts for which Investec may be contingently liable in respect of any guarantee, suretyship, bill of exchange or other instrument issued, signed, endorsed or the like by Investec at the instance, or on behalf, of the borrower, and the borrower will immediately comply with that demand,

4 6 5	withhold any further advances of the Capital or any portion thereof, or any other amount, to the borrower, and either forthwith without notice or (should the Act apply) subject to the requirements of the Act, suspend or close any credit facility contained in the Agreement,

4 6 6	to the extent it is entitled to do so, revoke or otherwise withdraw, subject to the terms and conditions of the relevant guarantee, any guarantee it has issued in favour of any third party or Contractor to secure the obligations of the borrower whether in connection with the Development or otherwise,

4 6 7	to the extent lawful and in the manner required by law, to realise any Security it may have in respect of the loan, and/or

4 6.8	in its sole discretion to direct the borrower to renegotiate the terms of the Agreement and, if necessary, by written notice to the borrower and until the renegotiations have been completed to Investec’s sole satisfaction, to extend the term of the Agreement for the period stipulated in that notice, and clause 6 of the Loan Document (Duration of Loan) will be deemed to be amended accordingly If negotiations are not completed to Investec’s sole satisfaction within any extended term of the Agreement, such failure constitutes an Event of Default with effect from the expiry of that extended period, and/or
4 6 9	exercise all rights and remedies to which it is entitled under law

5.	Representations and warranties

5 1	Each warranty and representation set out in this clause 5 is a separate warranty or representation and is in no way limited to or restricted by reference to or by inference from the terms of any other warranty or representation, or by any words of the Agreement

5 2	The borrower acknowledges that it is aware that Investec has entered into the Agreement on the strength of the warranties and representations set out in the Agreement

5 3	The rights and remedies of Investec in respect of any misrepresentation or breach of warranty on the part of the borrower will not be prejudiced or affected by any investigation of Investec or any other person by or on behalf of Investec or any other act or matter which, but for this provision, would or might prejudice or affect any such rights or remedies

5 4	The provisions of this clause 5 are severable from the remaining provisions of the Agreement and will accordingly remain of full force and effect notwithstanding that the Agreement may otherwise be void, voidable or cancelled for any reason

5 5	The borrower represents and warrants to Investec from and after the Signature Date, so that such representations and warranties shall be deemed to apply at all times so long as any amount remains actually or contingently owing to Investec under any Finance Document, that

Material interest

5 5 1	it has a material interest in entering into the Agreement and any other Finance Document to which it is party,

Foreign exchange

5.5 2	the granting of the loan will not in any way be or constitute a contravention of Exchange Control Regulations 3(i)(e) and (f), or any similar regulations promulgated from time to time and the borrower has satisfied itself as to its status or the effect of any change of status for exchange control purposes,

The borrower and authority

5 5 3	if the borrower is a company or close corporation, it is a limited liability company or close corporation (as the case may be) duly constituted, incorporated and registered, and validly existing under the laws of South Africa, and has the power and authority to own its property and assets and carry on business,

5 5 4	the borrower and each surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document has full power and authority (including pursuant to all necessary corporate, shareholder and other action and approvals) to enter into and perform its obligations in terms of any Finance Document to which it is party, and that power and authority is not subject to attack or liable to be set aside for any reason,

5 5 5	the borrower and each surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document is not prohibited in terms of its memorandum and/or articles of association (if it is a company), or otherwise in terms of any founding document, deed, constitution or agreement, from entering into any

Borrower initial here	Witness initial here
An authorised financial services provider	6 of 19

Finance Document to which it is party,

5 5 6	the Agreement and any other Finance Documents will, when executed, constitute legal, valid, binding and enforceable obligations on the borrower and each surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document, enforceable in accordance with their terms,

5 5 7	all persons acting on behalf of the borrower, or on behalf of any other party to a Finance Document (other than Investec), if any, have been properly and duly authorised so to act on behalf of the borrower or such other party to a Finance Document in respect of its entry into any Finance Document to which it is party and the fulfilment, and performance of its obligations under any such Finance Document,

Financial statements

5 5 8	to the extent that financial statements are prepared in respect of the borrower and/or the Group, all annual and interim financial statements of the borrower and/or the Group will be prepared in accordance with the accounting principles and reporting standards that apply to the borrower under applicable laws (including the Companies Act, 1973 and the Companies Act, 2008 if applicable),

Solvency

5 5 9	to the best of its knowledge and belief it is not aware of the existence of any factor or circumstance which may impair the borrower’s ability to repay any part of the Total Amount,

5 5 10	no steps have been taken and the borrower is not aware of any steps threatened or of any facts which are likely to give rise to steps being taken in respect of the borrower or any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document in terms of sections 73, 311, 346, 349 or 351 of the Companies Act, 1973 and the relevant sections in the Companies Act, 2008 (if the borrower/third party is a company or close corporation) or sections 3 or 9 of the Insolvency Act, 1936, or any other relevant or applicable provision of any law of South Africa, or any corresponding or analogous provision of legislation in any other jurisdiction Without limiting the foregoing, the borrower or any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document has not taken any action, nor have any steps been taken or legal proceedings been started or threatened against it, for its liquidation, winding-up or deregistration, the enforcement of any Encumbrance over its assets, or for the exercise of any rights of attachment, seizure or execution over any of its assets, or for the appointment of a liquidator, receiver, administrator, trustee, curator, judicial manager, business rescue practitioner or similar officer of it or of any of its assets, nor has anything analogous to any of the foregoing occurred in any applicable jurisdiction,

5 5 11	on the Signature Date its liabilities do not exceed its assets, fairly valued

5 5 12	on the Signature Date it is not subject to an administration order

Default

5 5 13	no Event of Default or Potential Event of Default has occurred or is continuing to occur, and no Event of Default or Potential Event of Default will occur as a result of its entering into or performing its obligations under the Agreement;

5 5 14	the borrower and any surety, guarantor, pledgor or mortgagor in terms of any Finance Document is not in default in respect of any material obligation relating to any borrowed money,

5 5 15	the execution, delivery and performance of the Agreement does not violate, breach or conflict with any law, court order, judgment or contractual obligation binding on or affecting the borrower or any of its assets;

Tax

5 5 16	the borrower has paid all Taxes due by it by the due date for payment of the relevant Taxes,

5 5 17	the borrower is not liable to pay any penalty or interest in connection with any claim for Tax;

5 5 18	the borrower is not subject to any liability as a result of the re-opening of any Tax assessment,

Regulatory

5 5 19	the borrower and all applicable third parties (other than Investec) have obtained and are complying with all consents, authorisations, licences, certificates and approvals required for the due execution, delivery and performance of any Finance Document, and they have taken all action and filed all notices and other documents with all competent authorities and regulatory bodies necessary for the execution, delivery and performance of any Finance Document,

Litigation and disputes

5 5 20	save as previously disclosed to Investec in writing, no litigation, arbitration or administrative proceedings are current, or to the borrower’s knowledge pending or threatened, against it which, if adversely determined, are likely to constitute a Material Adverse Event,

5.5 21	no material dispute with any statutory or governmental authority is current or pending or, to the borrower’s knowledge, threatened against it or any of its assets;

Contracts

5 5 22.	save as disclosed to Investec in writing before the Signature Date, and other than the transactions envisaged in the Finance Documents, the borrower is not party to any contract, transaction, arrangement or liability which involves or is likely to involve obligations or liabilities which, by reason of their nature or magnitude, ought reasonably to be made known to any intending provider of finance,

Borrower initial here	Witness initial here
An authorised financial services provider	7 of 19

Disclosures

5 5 23	the disclosures (if any) made by the borrower in writing to Investec in respect of the warranties are accurate and complete and reflect all material off-balance sheet liabilities of the borrower, including (without limitation) commitments and obligations under leases of movables and foreign exchange liabilities and losses as at the date of such disclosure,

5 5 24	all information in respect of the warranties and representations, and all of the warranties and representations given by the borrower to Investec relating to the business, activities, affairs, assets or liabilities of the borrower were, when given, and as at each day thereafter until such time as the borrower ceases to be actually or contingently indebted to Investec under the Agreement, accurate and comprehensive in all material respects,

5 5 25	all information supplied by the borrower to Investec in contemplation or for the purpose of the Agreement was, to the best of the borrower’s knowledge and belief (having made all reasonable enquiries), true and accurate in all respects as at the date of supply and not misleading, and such information does not omit anything, nor since the date of such information has anything occurred, which renders that information untrue or misleading in any material respect, and all projections and statements of belief and opinion given by the borrower to Investec were made honestly and in good faith after due and careful enquiry and remain valid,

5 5 26	there are no material facts or circumstances in respect of the borrower or any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document or the Group, or any such person’s affairs, business and operations which the borrower has not fully and fairly disclosed in writing to Investec, or which, if disclosed, would be likely to adversely affect the decision of a person considering whether to enter into the Agreement,

Laws

5 5 27	the granting of the loan will not in any way be or constitute a contravention of any law,

Companies Act and miscellaneous

5 5 28	the granting of the loan will not in any way cause Investec to contravene or to assist or otherwise be involved in the contravention of section 38 of the Companies Act, 1973 and the relevant section in the Companies Act, 2008,

5 5 29	the borrower has, to the extent necessary in respect of the loan, complied, and procured the compliance by all relevant third parties, with section 226 of the Companies Act, 1973 and the relevant section in the Companies Act, 2008, and

5 5 30	on the Signature Date, neither the borrower nor any party to a Finance Document (if a natural person) is subject to pending or ongoing criminal prosecution

6.	Financial statements

6 1	To the extent that the borrower is required by law to prepare financial statements in respect of its affairs, the borrower will, for the duration of the Agreement, deliver to Investec copies of such financial statements within ~~3~~6 calendar months of the financial year-end of the borrower

6 2	For the duration of the Agreement, should the borrower receive a written notification of any demand for payment or any legal action be instituted or judgment taken against the borrower, then the borrower shall within 2 Business Days after the borrower becomes aware of such demand, legal action or judgment notify Investec thereof and of the steps taken or to be taken by the borrower in relation thereto

6 3	The borrower will, for the duration of the Agreement, upon written notice from Investec furnish to Investec

6 3 1	within ~~3~~6 calendar months after those companies’ financial year-ends, copies of the unaudited and/or audited financial statements of each member of its Group, and

~~6 3 2 within 7 Business Days after it is approved in the ordinary course of the borrower’s business, the borrower’s annual budget (if applicable), including details of all proposed capital expenditure~~

7.	Covenants

From and after the Signature Date and so long as the borrower or any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document has any liability to Investec under any Finance Document, the borrower

7 1	undertakes that its obligations and liability under each Finance Document to which it is party will at all times rank, save in respect of statutory preferential debts, at least equally or higher than all its present and future unsecured indebtedness,

7 2	will not, save as contemplated in the Finance Documents, create or permit to subsist any Encumbrance upon the Security, the whole or any part of its present or future property, revenues or assets without Investec’s prior written consent, save for any Encumbrance

7 2 1.	arising solely by operation of law in the ordinary course of the borrower’s business in respect of indebtedness (i) which shall be discharged within 30 Business Days of it so arising or (ii) which is in Investec’s sole opinion being contested in good faith and by appropriate means,

7 2 2	arising out of title retention provisions in a supplier’s standard conditions of supply, or

7 2 3	in respect of cash cover deposited with Investec pursuant to the loan,

7 3	will not, without Investec’s prior written consent (which Investec may not unreasonably withhold or delay), factor, sell, assign, discount or otherwise dispose of any book or other debts, claims or securities for money,

Borrower initial here	Witness initial here
An authorised financial services provider	8 of 19

7 4	will, immediately upon becoming aware of it, inform Investec of the occurrence of any Event of Default or Potential Event of Default, and of any steps it has taken or proposes to take to remedy or mitigate the effect of any such event;

7 5	will comply with all laws and regulations existing in the jurisdiction where the Security is situated including if the Property and Building Conditions form part of the Agreement all environmental laws (if applicable),

7 6	will procure that whenever Investec raises any queries relating to the Finance Documents, the borrower’s employees, officials, authorised agents and/or directors will provide such information to Investec as may be required to verify that the proceeds and use of the amounts advanced under the Agreement are in fact in accordance with the normal ambit of business transactions conducive to the borrower’s business, and will give such assistance in their reply to such queries to allow Investec to discharge fully its obligations in terms of FICA,

7 7	will procure that all consents, licences, approvals, authorisations and exemptions, if any, as the borrower or any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document may require under any applicable law, or for the continued due performance of the borrower’s obligations, pursuant to the loan or the obligations of any surety, guarantor, co-principal debtor or security provider who is a party to a Finance Document pursuant to any Finance Document, as the case may be, are obtained and maintained in full force and effect, and

7 8	if the borrower is a company or close corporation, it will maintain its corporate existence in accordance with applicable laws

8.	Statement of account

8 1	If the Act applies

8 1 1	and unless Investec and the borrower agree a longer period, Investec will deliver statements of account to the borrower monthly; and

8 1 2	Investec will deliver all statements of account to the borrower in accordance with its normal practice unless notified in writing that the borrower has chosen another manner for the delivery of documents from the options available in terms of the Act

8 2	If the Act does not apply, Investec will deliver statements of account to the borrower in accordance with its normal practice

9.	Ratio of interest to Principal Debt

If the total amount of interest outstanding in respect of the Agreement at any time exceeds the Principal Debt as a result of a variation in the Base Rate or otherwise, then the borrower will, subject to the Act, if the Act applies, without prejudice to any other rights of Investec and immediately on request from Investec (which Investec may give in its sole discretion), pay to Investec any amount necessary to reduce the total amount of interest outstanding to an amount equal to the Principal Debt

10.	Repayment of Principal Debt and interest

10 1	The borrower will repay the Principal Debt and interest as set out in the Loan Document and the Loan Summary in accordance with the terms of the Agreement The borrower and Investec acknowledge that some of the amounts as set out in the Loan Document and/or the Loan Summary on the Signature Date may be estimated amounts and, as such, are subject to variation. If any such estimate is proved to be inaccurate, or if any amount is varied in terms of this clause 10

10 1 1	Investec will recalculate the amounts due and payable by the borrower to Investec at such time, and

10 1 2	if the Act applies, Investec will give 5 Business Days’ written notice to the borrower in terms of, and otherwise comply with, the Act, or

10 1 3	if the Act does not apply, the Agreement will automatically be amended to reflect the correct amounts, unless the borrower in good faith disputes that amount by written notice to Investec within 5 Business Days after it receives the first statement reflecting the recalculated amount

11.	Interest on overdue amounts and increase in interest rate in certain circumstances

11 1	If the borrower fails to pay any amount due in terms of the Agreement (including any fee due to Investec), then the borrower will, without prejudice to Investec’s further or alternative rights and remedies, pay to Investec penalty interest, in addition to any other interest provided for in the Agreement, on all amounts so outstanding from the date those amounts became due and payable to date of payment thereof (both days inclusive), calculated at

11 1 1	if the Act does not apply ~~5~~3% above the Applicable Interest Rate at the time of default, or

11 1 2	if the Act applies, the highest interest rate applicable to any part of the Principal Debt under the Agreement

11 2	If, in the circumstances contemplated in clause 17 5, Inveslec is entitled to require additional security and the borrower fails to provide such security following written request by Investec (or the resolution in Investec’s favour of any dispute in respect thereof, if applicable), then the Applicable Interest Rate payable by the Borrower on the Principal Debt under the Agreement will, following written notice to such effect by Investec, with effect from the date indicated in such notice

11 2 1	if the Act does not apply, increase by ~~5~~3 percentage points above the Applicable Interest Rate applicable immediately prior to such notice; or

11 2 2	if the Act applies, increase to the highest interest rate applicable to any part of the Principal Debt under the Agreement

Borrower initial here	Witness initial here
An authorised financial services provider	9 of 19

12.	Conversion of the Applicable Interest Rate

Floating rate to Fixed rate

12 1	If the Applicable Interest Rate is linked to the Base Rate and the borrower has complied with all of its obligations in terms of the Agreement, then the borrower has the right at any time to request Investec to convert the Applicable Interest Rate from a floating rate to a fixed rate in accordance with the following provisions

12 1 1	The borrower will give Investec a written request that it would like to convert the Applicable Interest Rate in respect of all or part of the Principal Debt

12 1 2	Within 5 Business Days after receiving the borrower’s notice in terms of clause 12 1 1, Investec will, in its sole discretion, determine whether it is willing (given prevailing market conditions) to make a fixed rate available to the borrower and, if so, inform the borrower in writing of

12 1 2 1	that rate (as a percentage per year),

12 1 2 2	the manner in which the interest will be calculated, compounded and payable,

12 1 2 3	the date on which Investec will book the funds with its Treasury Department,

12 1 2 4	the period for which the fixed rate will apply, and

12 1 2 5	subject to the Act (if the Act applies and to the extent the Act permits), the conversion fee (if any) that the borrower must pay to Investec in respect of the conversion

12 1 3	If the borrower accepts the terms stipulated in the notice from Investec contemplated in clause 12 1 2

12 1 3 1	it must inform Investec thereof in writing, and pay the conversion fee contemplated in clause 12 1.2 5 (if applicable), before the date contemplated in clause 12 1 2 3,

12 1 3 2	the Applicable Interest Rate will be converted with effect from the date contemplated in clause 12 1 2 3; and

12 1 4 3.	the fixed interest rate quoted by Investec will apply for the duration of the period contemplated in clause 12 1 2 4

12 1 4	Upon expiry of the fixed rate period, the loan will bear interest at the Applicable Interest Rate as at the date of conversion, subject to any variation in the Base Rate

12 1 5	If there is a dispute as to the interest rate applicable under the Agreement, the interest rate will be the Applicable Interest Rate

Fixed rate to Floating rate

12 2	If the Applicable Interest Rate is a fixed rate, the borrower and Investec may agree to convert that rate to a floating rate on terms acceptable to Investec, and the borrower will pay Investec on demand any Break Costs that arise pursuant to the conversion (subject to the Act, if the Act applies)

12 2 1	The borrower will give Investec a written request that it would like to convert the interest rate from a fixed rate to a floating rate.

12 2 2	Within 5 Business Days after receiving the borrower’s notice in terms of clause 12 2 1 above, Investec will in its sole discretion determine the floating interest rate for a specified period of time and inform the borrower in writing of.

12 2 2 1	the rate (as a percentage per year),

12 2 2 2	the manner in which the interest will be calculated, compounded and payable,

12 2 2 3	the date on which the conversion will take effect, and

12 2 2 4	the amount of any Break Costs and any fixed rate prepayment penalty (calculated in accordance with clause 12 3) (if any) that the borrower must pay Investec

12 2 3	If the borrower accepts the terms stipulated in the notice from Investec contemplated in clause 12 2.2

12 2 3 1	it must inform Investec thereof in writing before the date stipulated in clause 12 2 2 3,

12.2 3 2	the interest rate will be converted with effect from the date stipulated in clause 12 2.2 3,

12 2 3 3	the new interest rate will apply for the balance of the Agreement, unless the parties agree otherwise in writing, and

12 2 3 4	the borrower will pay the Break Costs (if any) to Investec on or before the date stipulated in clause 12.2.2 3

12 3	If the Applicable Interest Rate is a fixed rate (and the Act does not apply), then no capital repayments shall be permitted for the period of the fixed rate unless Investec agrees thereto in writing in its sole discretion. If however at any time’

12 3 1	the borrower exercises its entitlement (if any) to anticipate payment of its indebtedness under the Agreement in terms of clause 15 (Early payment and early termination by the borrower) or anticipates payment of the whole or portion of its indebtedness in breach of the Agreement, or
12 3 2	Investec exercises its right to claim immediate payment of the borrower’s indebtedness in terms of the Agreement pursuant to any Event of Default or otherwise,

(the date of each such event being an “early settlement date”) then

12 3 3	subject to the Act if the Act applies, the borrower will pay Investec, on request

12 3.3 1	an administration fee (plus VAT) equal to 20 Business Days’ interest calculated in terms of the Agreement using the interest rate in force on the early settlement date,

12 3.3 2	in the case of a large agreement (as that term is defined in the Act), an early termination charge as contemplated in clause 15 (Early payment and early termination by the borrower); and

12.3 3 3	if the Act does not apply, the amount by which the value of the instalments falling due after,

Borrower initial here	Witness initial here
An authorised financial services provider	10 of 19

but repaid on, the early settlement date (“Repaid Amount”), when determined in accordance with “A”, is greater than the value of the Repaid Amount when determined in accordance with “B”, where.

-	“A” is the aggregate of the amount derived by applying the fixed interest rate to the Repaid Amount and discounting the Repaid Amount plus the interest so calculated by a rate selected by Investec (in its reasonable discretion) from the JSE Actuaries Yield Curve (“ Discount Rate”), and

-	“B” is the aggregate of the amount derived by applying an appropriate market-related interest rate selected by Investec (in its reasonable discretion) to the Repaid Amount, and discounting the Repaid Amount plus the interest so calculated by the Discount Rate

For the purposes of this clause, the Discount Rate will be a rate which most closely approximates an investment period that corresponds to the period from the early settlement date to the due date or dates (as the case may be) of the Repaid Amount, converted (if necessary) to a nominal annual rate compounded monthly in arrears (and calculated on the basis of a 365-day year irrespective of whether the year is a leap year or not)

13.	Change in market rates and increased costs

13 1	The obligation of Investec to advance the Principal Debt under the Agreement is dependent on market rates and conditions prevailing as at the date of signature of the Agreement by the borrower Should there be any change in prevailing market rates and/or conditions, whether international or local, prior to the date of drawdown of the Principal Debt such that, in Investec’s reasonable opinion, its cost of funding the Principal Debt increases and/or its overall net return on the Principal Debt decreases, Investec shall be entitled at its discretion to review and amend the Agreement, including (but not limited to) the pricing, structure and/or terms hereof

13 2	If Investec wishes to amend the terms of the Agreement in these circumstances, then Investec shall advise the borrower thereof and,

13 2 1	the borrower will be entitled to obtain alternative quote/s from bona fide third party funders, such quote/s to be obtained on the basis of the same terms and conditions as those set out in the Agreement as amended by Investec,

13 2 2	Investec shall have the right to match such bona fide quotes within a reasonable time, and, if it does so, then Investec shall be exclusively entitled to lend the Capital to the borrower,

13 2.3	if such bona fide third party quote/s cannot be matched by Investec within a reasonable time, then the borrower shall be entitled to terminate the Agreement. The borrower shall remain liable to Investec for any costs incurred in these circumstances

13 3	If at any time or times during the term of the Agreement, if the Act does not apply

13 3 1	any new law, ruling or regulation is promulgated, given or adopted,

13 3 2	there are any changes in any departmental practice of any relevant monetary or fiscal authority,

13 3 3	there is a change in either banking practice as it applies to Investec or any international banking convention (including, without limitation, Basel II) which applies to Investec,

13 3 4	there is any compliance by Investec with any directive or request, whether or not having the force of law, from any monetary or fiscal authority,

13 3 5	there is any change in, or any change in the interpretation, administration or application of, any law, regulation, directive or official request, including the Income Tax Act, 1962, Banks Act, 1990, or any regulations made in terms thereof,

13 3 6	Investec is required or requested by any statutory or monetary authority, to pay any Taxes (other than normal Tax on Investec’s income), or to increase or maintain special deposits or reserve assets, capital assets, liquid assets and cash reserves, in addition to those currently paid, maintained or reserved, or

13 3 7	there is any other event beyond the reasonable control of Investec, which would or does

13 3 7 1	subject Investec to any Taxes or other charges in respect of any Finance Document or change the basis of Taxation of Investec in respect of payments of Capital, interest or fees payable to it (except for changes in the rate of normal Taxation on the overall net income of Investec),

13 3 7 2	impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Investec, or

13 3 7.3	impose on Investec any other obligation or condition in relation to the amounts advanced by it or its obligations in terms of the Agreement,

and the result of any of the above is to increase the cost to Investec of making any advance or maintaining the loan, or to reduce any amount/s received or receivable by Investec in terms of the Agreement by a sum which is (in Investec’s reasonable opinion) material, or

13 3 8	if at any time or times during the term of the Agreement the Capital is not fully utilised and Investec would be or is subjected to any limitation, restriction or measurement affecting its ability to continue to hold the unutilised portion available to the borrower without incurring additional cost or suffering loss of revenue, then the borrower will immediately pay to Investec on demand (subject to the Act, if the Act applies) and while such circumstances continue, such additional amount or amounts which will compensate Investec for the additional cost or reduced receipts, and furthermore in the case of an event occurring under this clause 13 Investec has the right to withhold any such unutilised portion of the Capital until such time as arrangements satisfactory to Investec have been concluded to compensate Investec for existing or future costs or reductions in receipts, subject to the Act if the Act applies

13 4	Investec will give the borrower notice of all variations to any payments which may be required to be made in terms of clause 13 3

Borrower initial here	Witness initial here
An authorised financial services provider	11 of 19

13 5	If the borrower fails or refuses to pay any additional amount as contemplated in clause 13 3-

13 5 1	if the Act does not apply then either party will be entitled, on 90 (ninety) days’ notice to the other party, to inform such other party that the Total Amount at that time is to be repaid forthwith upon the expiry of the 90 (ninety) day period, subject to clause 12 Upon the giving of such notice by either party the Total Amount shall become due and payable upon the expiry of the said notice period, and

13 5 2	if the Act does apply, then the borrower has the right, subject to clause 12 3 3 2, to repay the Total Amount in full

14.	Increases or decreases in the interest rate

If the Applicable Interest Rate is linked to the Base Rate, and if that rate increases or decreases, then the Applicable Interest Rate charged in respect of the Agreement will automatically and concurrently therewith increase or decrease, as the case may be, by the same percentage points If the Act applies to the Agreement Investec will give the borrower written notice of any such change in the interest rate within 30 Business Days after the day on which the change in the Base Rate takes effect Investec may, in its discretion, give such notice in a statement of account contemplated in clause 8 provided that such statement is sent to the borrower within 30 Business Days of the day on which a change in the Base Rate occurs

15.	Early payment and early termination by the borrower

15 1	If the Act applies the borrower may

15 1 1	settle the indebtedness owing under this Agreement at any time, with or without advance notice to Investec and Investec must accept the amount required to settle the Agreement when it is tendered even if that is before the date on which the payment is due, provided that on the date on which the Agreement is settled, the borrower pays to Investec

15.1 2 1	the outstanding Total Amount; and

15 1 2 2	in circumstances where the Agreement is a “large agreement” as defined by the Act, an early termination charge determined by Investec equal to (1) the interest that would have been payable under the Agreement for a period equal to the difference between (i) 3 months and (ii) the period of notice (if any) given by the borrower, or, (2) if the rate of interest is fixed and a charge has been prescribed thai is greater than the amount calculated in accordance with (1), the prescribed charge, and/or

15 1 2	prepay any amount owing from time to time, with or without advance notice to Investec and Investec must accept any such payment when it is tendered even if that is before the date on which the payment is due.

15 2.	If the Act does not apply

15 2 1	and the borrower is entitled in terms of the Loan Document to anticipate the due date for payment of the Principal Debt or any part of it, it may exercise its right by giving prior written notice to Investec of at least 30 Business Days, provided that if the Applicable Interest Rate is fixed, the early repayment date must coincide with the expiry of any fixed rate period, failing which the borrower must pay Investec immediately on demand any fixed rate prepayment penalty (calculated in accordance with clause 12 3 above) and Break Costs as may be determined by Investec

15 2 2	If the borrower does not have the right to anticipate the due date for payment of the Principal Debt or any part of it pursuant to clause 8 of the Loan Document (Repayment and early repayment ), the borrower may not repay the Principal Debt (or the outstanding balance thereof) together with interest before the due date for payment thereof without Investec’s prior written consent Investec may make any such consent conditional on payment by the borrower of any early settlement fee, and on any other terms, that Investec may determine in its sole discretion

16.	Drawdown facility

16 1	If the interest rate is not fixed then the borrower has the right to pay amounts in addition to the instalments it must pay in terms of clause 8 of the Loan Document (Repayments and early repayment) read with the Loan Summary, subject to the following.

16 1 1	if the Act does not apply, the borrower must notify Investec of any additional payment in terms of this 16 1 in writing at the time of the payment in question,

16 1 2.	the borrower may withdraw amounts equal to the sum of the additional payments only, subject to the following

16 1 2 1	for the avoidance of doubt, the borrower must continue paying the instalments in terms of clause 8 of the Loan Document (Repayments and early repayment) read with the Loan Summary, and

16 1.2 2	withdrawals will, in each case, be credited to an account that the borrower specifies in writing to Investec (When credited, each amount withdrawn will be deemed to have been received by the borrower A certificate signed by any person authorised to issue a certificate in terms of clause 28(Certificate) will, unless proven otherwise, be proof that the specified account has been credited with the amount withdrawn), provided that, should the borrower and Investec have agreed that the borrower may reduce the amount of its instalments pursuant to such additional payments, then the borrower shall not be entitled to withdraw such additional payments in terms of this clause 16 1 2

16 2	Without limiting Investec’s rights (including its rights under clause 4 (Default)), Investec may

16 2 1	suspend the facility granted in terms of this clause 16 without notice, if the borrower commits an Event of Default or (subject to the Act, if the Act applies) Potential Event of Default, or

Borrower initial here	Witness initial here
An authorised financial services provider	12 of 19

16 2 2	close the facility granted in terms of this clause 16 1 2 by giving 10 Business Days’ written notice to the borrower if the Act applies, or

16 2 3	if the Act does not apply, close the facility on immediate written notice to the borrower.

16 3	For the avoidance of doubt, additional amounts paid by the borrower in accordance with this clause 16 will reduce the amount of the Principal Debt to the extent that such additional amounts have not been withdrawn

17.	Security

17 1	As security for the borrower’s due payment of the Total Amount, the borrower will register or procure the registration of the Bond and/or promptly provide or procure the provision of any other Security specified in clause 2 of the Loan Document (Special conditions) or otherwise

17 2	Without limiting or in any manner detracting from any security held by Investec, the Bond will secure the indebtedness of the borrower and, if a different person, the mortgagor to Investec in terms of any Finance Document, and all other present and future indebtedness of the borrower and, if a different person, the mortgagor to Investec, from whatever other cause arising, together with interest thereon

17.3	If the loan is approved subject to the registration of a Bond, Investec will, subject to the Act (if the Act applies), instruct its attorneys to

17 3 1	prepare the Bond(s) in such form and on such terms and conditions as Investec requires; and

17 3 2	register the Bond(s) for the Principal Debt together with an additional sum equal to 20% of the Principal Debt for the purpose of securing certain costs, further advances and disbursements as may be paid or incurred by Investec

Investec will not be obliged to consent to the cancellation of the Bond for as long as the borrower or, if a different person, the mortgagor is indebted to Investec, whether in terms of any Finance Document or any other cause of debt whatsoever, and whether on a contingent basis or not

17 4	Unless every prior-ranking mortgage bond is registered in favour of Investec, the Bond will rank as a first mortgage over the Property No further mortgage bond over the Property may be registered in favour of a third party without Investec’s prior written consent, which Investec may give subject to such conditions as it, in its sole discretion, requires Investec will not be liable, howsoever, for any loss that the borrower may sustain as a result of granting of any Security

17 5	Investec has the right at any time to require the borrower to (and the borrower will as soon as possible, and in any event within 7 Business Days) provide additional security on such terms and conditions as Investec requires if, in Investec’s reasonable discretion, the value of any Security provided in terms of the Agreement has diminished If there is a dispute as to the value by which the Security has diminished, Investec has the right promptly to refer the dispute to an architect or a valuer, of not less than 10 years’ standing practising in the region in which the branch of Investec at which Investec signed the Agreement is situated (if the dispute relates to a property valuation), or to a director of an audit or legal firm (if the dispute relates to any other Security), whose decision will (save in the event of manifest error) be final and binding on the parties Any additional security provided in terms of this clause 17 will, unless otherwise agreed, secure the borrower’s indebtedness to Investec in terms of the Agreement and any present and future indebtedness of the borrower to Investec, from whatever other cause arising, together with interest thereon.

17 6	Neither Investec nor any person employed by, working for, or acting as agent for Investec shall be liable for any loss or damage suffered by the borrower arising from any cause in connection with any Security

17 7	The borrower undertakes to keep the Security and and, if applicable, any improvements on or to the Security in good order and repair for the duration of the Agreement

17 8	The borrower will timeously pay or procure the timeous payment of all Taxes, charges, costs, Insurance premiums and any and all other amounts that become due in connection with the Agreement and/or the Security.

17 9	The borrower will on the Signature Date deposit with Investec all certificates, deeds, documents, diagrams, leases and policies (as applicable) required by Investec in its sole discretion evidencing title and any Encumbrances relating to the Security

18.	Insurance

18 1	The borrower will (subject to the Act, if the Act applies)

18 1 1	procure and maintain such Insurance as Investec requires with effect from the Commencement Date, covering, in the case of Insurance over immovable property, the full asset value or (in the case where the Act does not apply) the replacement value of the Property, being not less than the minimum replacement value required from time to time by Investec, against all risks normally insured against in terms of a standard South African Market Buildings Combined insurance policy plus SASRIA extension (including, but not limited to, risk of damages by fire, lightning, fuel explosion, storm, earthquake, not (including political not), strike and malicious damage);

18 1.2	in addition, where the Act does not apply Investec may require the borrower to insure or procure the insurance of the movable contents of the Property and keep them insured for their full replacement value in accordance with the provisions of this clause 18, and

18.1 3.	in any other case, subject to the Act, if the Act applies, Investec may at any time for the duration of the Agreement require the borrower to maintain insurance (including credit life insurance) for the Total Amount,

18.1 4	if the purpose of this Agreement is to fund a Development then in respect of any Property on which a Development is to be, or is being constructed, developed and/or installed, and in addition to (and not in substitution of) its obligations under this clause 18, insure the Property in accordance with clause 2 17 of the Property and Building Conditions

18 1 5	procure that the Insurance is in the borrower’s name or, at Investec’s request, in the name of the borrower

Borrower initial here	Witness initial here
An authorised financial services provider	13 of 19

and/or Investec for their respective rights and interests, or for purposes of clause 2 17 of the Property and Building Conditions, in the joint names of the borrower and the Contractor, and procure that Investec’s rights and interests as mortgagee or financier are noted on the policy and, if Investec requires, that the policy contains a nomination of Investec as loss payee,

18 1.6	immediately after obtaining the Insurance, and unless Investec is already in possession thereof, deliver or procure the delivery of the relevant policy documents in relation to the Insurance to Investec,

18 1 7	timeously pay, or procure that any applicable third party timeously pays, all premiums in respect of the Insurance, and will, whenever Investec so requires, deliver or procure the delivery of proof to Investec’s reasonable satisfaction that the borrower or any applicable third party has paid all premiums in respect of the Insurance,

18 1 8	refrain from any act or omission, and will procure that any applicable third party refrains from any act or omission, which would constitute a breach of the Insurance or entitle the insurer to repudiate any claim made under the Insurance; and

18 2 5	notify Investec of any matter which could give rise to a claim as soon as possible after that matter arises and of any material change to the property and/or the risks

18 2	The Insurance shall, unless the borrower lawfully exercises a free choice to do otherwise, be arranged by insurance brokers specified by Investec (“approved broker “) on behalf of and at the cost of the borrower The Insurance shall be with an insurer and on terms and conditions approved by Investec (including a mortgagee/lender protection clause and the nomination of Investec as loss payee) and at the sole cost of the borrower The Insurance shall, unless otherwise agreed to in writing by Investec, be effective from the Commencement Date The borrower confirms that it has consented to Investec providing the approved broker with such information as may be necessary in order to give effect to this clause The borrower further confirms that Investec shall not be liable howsoever for any loss, damage, expense, fee or claim suffered or sustained by the borrower or any third party in connection with the appointment of the approved broker or the arrangement of the insurance cover.

18 3	If the Act applies and the borrower chooses not to enter into a policy proposed by Investec in writing (of which entitlement the borrower is hereby advised) the borrower must substitute such policy for an alternative insurance policy provided that (i) Investec has consented in writing to the terms of the substitute policy, and (ii) the borrower provides Investec with the following written directions at Investec’s request

18 3 1	a valid direction in the prescribed manner and form requiring and permitting Investec to pay any premiums due under the policy during the term of the Agreement on the borrower’s behalf as they fall due, and to bill the borrower for the amount of those premiums in accordance with the Act, and

18 3 2	a valid direction to the Insurer in the prescribed manner and form, naming Investec as a loss payee under the policy up to the Total Amount at the happening of an insured contingency, and requiring the Insurer, if an insured event occurs, to settle the borrower’s obligation under the Agreement as a first charge against the proceeds of that policy at any time during the term of the Agreement

18 4	If any immovable property comprises a sectional title unit, the borrower will procure that the body corporate arranges for the Insurance as contemplated above in respect of the immovable property comprising the scheme, for an amount not less than the full asset value (or if the Act does not apply, the full replacement value) of the unit, being not less than any minimum asset value (or replacement value, as the case may be) required by Investec from time to time Such Insurance is to be effected by and in the name of the body corporate and the borrower undertakes to ensure that Investec’s interest as mortgagee is noted by the body corporate and, if Investec requires, that the policy contains a nomination of Investec as loss payee The Insurance shall be dealt with as insurance in terms of this clause to the extent that these provisions can be applied to such insurance. To the extent that any improvements are subsequently made to the sectional title scheme and/or the sectional title unit insured in terms of this clause 18 4, and such improvements increase the asset value (or to the extent that the Act does not apply, the replacement value) of the insured property, the borrower must promptly notify the insurance broker or the relevant insurer in writing

18 5	The borrower must promptly notify the approved broker or the relevant insurer in writing if alterations or extensions to any insured property are undertaken, which will increase the asset value (or, to the extent that the Act does not apply, the replacement value) of that property This clause is a stipulatio alteri in favour of the approved broker, which the approved broker may accept at any time without notice to Investec or the borrower

18 6	Without limiting Investec’s rights in terms of clause 4 (Default), if the Property (or any improvements) are not insured, or if the borrower fails to maintain or to procure the maintenance of any Insurance in respect of the Property or improvements, or if the borrower fails to comply with the provisions of clause 2 17 of the Property and Building Conditions, Investec has the right (but is not obliged) to insure the Property and/or the Development and/or improvements and/or to pay the premiums in respect of any policy and/or to perform any obligations on behalf of the borrower The borrower will immediately on demand from Investec pay all costs that Investec incurs in this regard and hereby authorises Investec to include such amounts in the Principal Debt

18 7	All money received from any insurer under any Insurance contemplated in this clause 18 or in the Property and Building Conditions will, in Investec’s sole discretion, be applied

18 7 1	either in partial or full repayment of the outstanding Principal Debt, or

18.7.2	subject to any condition which Investec may prescribe in the restoration of any property damaged or destroyed by any cause covered by the Insurance

18 8	The borrower hereby cedes to Investec by way of a security cession and pledge, or will procure that any applicable third party cedes to Investec by way of a security cession and pledge, all its present and future right, title and interest in and to the proceeds of the Insurance as continuing covering security for the borrower’s indebtedness to Investec under the Agreement, and will promptly inform the insurer in writing of that cession, assignment and transfer To the extent that Investec requires the borrower or any third party to execute any other documents to give effect to this clause 18 8, the borrower will do so, and/or procure that the third party in question does so, immediately on request

Borrower initial here	Witness initial here
An authorised financial services provider	14 of 19

from Investec This cession will endure and be of force and effect until the borrower has repaid the Total Amount and otherwise discharged all of its obligations under the Finance Documents, and the Bond and any other security granted in respect of the loan has been cancelled

18 9	The borrower shall deliver to all relevant insurers under the Insurance, a written notification and confirmation of the cession provided for in this clause, prior to the commencement of the relevant Insurance or within 10 Business Days of the Signature Date, whichever shall occur later, and shall give proof to Investec of having done so If the borrower fails to deliver any such written notification and confirmation (and provide proof thereof to Investec), Investec may do so on behalf of the borrower or in any event on its own behalf If the borrower, after receipt of 3 days’ written notification, fails to sign any documentation required by any relevant insurer, the borrower hereby irrevocably appoints and authorises Investec to sign and deliver to the insurer the documentation required on its behalf

18 10	The cession provided for in this clause shall remain in force notwithstanding any changes to the terms and conditions of the loan

18 11	Neither Investec nor any person employed by, working for, or acting as an agent for Investec shall be liable for any loss or damage suffered by the borrower arising from any cause in connection with any cession provided for in the Agreement.

18 12.	The borrower shall obtain any third party consent required in relation to the cession of any Insurance and warrants that no other cessionary of similar rights has any prior or better rights to those of Investec

19.	Valuation

19 1	Investec and the borrower record that as part of Investec’s assessment of the borrower’s loan application, the borrower has procured or, subject to the Act if the Act applies, shall be obliged to procure, a valuation of the Security and, if applicable, any improvements on or to the Security in form and substance acceptable to Investec

19 2	Investec may in its sole discretion, from time to time, revalue the Security in accordance with the provisions of this clause, as read to fit the context

19 3	If the Act applies and to the extent permitted by Investec, the borrower hereby authorises Investec to effect payment of the valuation costs, on the borrower’s behalf, out of the proceeds of the Capital

19 4	If the Act applies and if Investec is not able, for any reason whatsoever, to effect payment of the valuation costs on the borrower’s behalf out of the proceeds of the Capital (as contemplated in clause 19 3), the borrower hereby authorises Investec to pay such valuation costs, on its behalf, and agrees to refund such costs to Investec on demand

19.5	If the Act does not apply all valuation fees and costs, plus VAT, will be paid by the borrower promptly on demand from Investec unless the borrower and Investec agree to the contrary, failing which such fees and costs will be paid by Investec on behalf of the borrower and Investec shall be entitled to capitalise such fees and costs to form part of the Principal Debt

19 6	No valuation conducted by Investec or on behalf of the borrower, nor the advance of any amount to or on behalf of the borrower in terms of the Agreement will be construed as a warranty or representation by Investec as to

19 6 1	the reasonableness of the valuation,

19 6 2	the soundness of the Security, or

19 6 3	the replacement value thereof for insurance purposes or Tax purposes

19 6	With respect to any loan to be used for the purpose of purchasing immovable property or effecting any improvements thereon, Investec is obliged, in terms of the Code of Banking Practice, to inform the borrower that

19 6 1	Investec does not have the skills or the resources to monitor or control the quality of the building the borrower is building or buying The valuation of the property to be mortgaged is solely to enable Investec to assess the value of the security granted to it It is not intended to be an evaluation of the present or future market value of the property, nor does it have to be the same as the purchase price Investec has not necessarily inspected the property and does not accept any responsibility or liability for the structural or other conditions of the security, even if the loan is a development or building loan,

19 6 2	should the borrower request Investec to do so, Investec will provide the borrower with the assessed value of the security and the minimum asset value (or, if the Act does not apply, the minimum replacement value) for insurance purposes that Investec has placed on the buildings and improvements on the property, and

19 6 3	issues of home quality are the responsibility of the seller (or builder or developer) and the borrower as buyer Homes younger than 5 years may also have a National Home Builders Registration Council limited warranty The borrower must satisfy himself to the best of his ability that he is buying a good product and if necessary obtain assurance as to the structural quality of the property, compliance with local authority requirements and replacement costs of the buildings and improvements from the proper experts

19 7	Valuations are intended for internal use by Investec only and will at all times remain the property of Investec, subject to the provisions of the Act, if the Act is applicable

20.	Information sharing

20 1	Investec has the right to request consumer credit reports in respect of the borrower or other security provider from one or more credit reporting agencies in connection with the loan and the borrower hereby consents thereto

20 2	The borrower confirms that Investec may transmit to any Credit Bureaux, data about the application, opening and termination of any account in respect of the borrower pursuant to the Agreement

20 3	The borrower consents to Investec disclosing to any credit bureau any information relating to non-compliance by the borrower with the terms and conditions of the Agreement

20 4	If the Act applies, the names and contact details of the Credit Bureaux to which Investec transfers information shall be included in a Schedule to the Loan Document The Credit Bureaux to which Investec supplies information will provide a credit profile and possibly a credit score on the creditworthiness of the borrower

20 5	The borrower has the right in terms of the Act to contact the Credit Bureaux, have its credit record disclosed, and correct inaccurate information

Borrower initial here	Witness initial here
An authorised financial services provider	15 of 19

20 6	Subject to the Act (if the Act applies), Investec may in its discretion disclose information relating to the borrower and, if applicable, the Group and the Agreement and any other Finance Document to i) such other lenders or banks collection agencies, lawyers, accountants, auditors, bank regulators and law enforcement agencies, to the extent necessary to protect, preserve or enforce Investec’s rights and interests in respect of the loan or any Finance Document or to respond to any legal enquiry or to comply with any regulatory obligation of Investec, and ii) any surety or guarantor or potential surety or potential guarantor for the obligations of the borrower under the Agreement who requests such information in order to evaluate any actual or potential liability under such suretyship or guarantee, and iii) any affiliate of Investec and any assignee or potential assignee of Investec’s rights and/or obligations under the Agreement or any person with whom Investec may otherwise consider entering into a contract in relation to the Finance Documents, and the borrower hereby directs that Investec may do so

20.7.	The borrower further consents to Investec verifying any information provided by the borrower to Investec with any third party

21.	Financial advice

21 1	Each party to the Agreement acknowledges that it has acted at arms’ length and for its own account in negotiating, executing and implementing the Agreement

21 2	The borrower acknowledges that

21 2 1.	in negotiating and implementing the Agreement, and in assessing and implementing the transaction contemplated by the Agreement (“Transaction”), it has not sought or received any advice (as that term is defined in the Financial Advisory and Intermediary Services Act 2002 (“Financial Advice”)) from Investec, and

21 2 2	it has either obtained tax, accounting, regulatory, legal and Financial Advice from appropriate independent advisors with respect to the Transaction, or dispensed with the need to do so

22.	Cession

22 1	The borrower does not have the right to cede, delegate, transfer or novate all or any part of its rights or obligations under any Finance Document without Investec’s prior written consent

22 2	Investec may at any time

22 2 1	cede and/or delegate to any one or more person or persons (including any bank or other financial institution) all or any part of Investec’s rights, benefits or obligations under any Finance Document, whether that cession or delegation (to which delegation the borrower hereby consents) is made to the cessionary alone or to the cessionary jointly and severally with Investec or any other person To the extent that any cession may result in a splitting of claims, the borrower hereby expressly consents thereto, or

22 2 2	change its lending office.

23.	Set-off

23.1	Subject to the Act (if the Act applies), nothing in the Agreement restricts Investec’s common law right to set off any amounts standing to the credit of any of the borrower’s accounts in Investec’s books from any portion of the Total Amount which has become due and payable.

23.2	If the Act does not apply, the borrower hereby authorises Investec in its sole discretion

23.2 1	to apply any credit balance on any of the borrower’s accounts with Investec in satisfaction of any sum due and payable to Investec by the borrower pursuant to any Finance Document but unpaid by the borrower, and

23 2 2	to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect that application.

Clause 23 2 shall be without prejudice and in addition to any right of set off, combination of accounts, lien, security or other right which Investec has at any time, whether by operation of law, contract or otherwise

24.	Notices and Faxed Instructions Indemnity

24 1	All notices to be given by the borrower to Investec must be given by prepaid registered post, fax or delivery by hand to the address stipulated in the Loan Document Investec will deliver all notices to the borrower by prepaid registered post, ordinary mail, email, statement, printable web-page, fax or delivery by hand to the borrower’s address stipulated in the Loan Document, subject to the Act if the Act applies. The borrower warrants that its address and any other address it selects in terms of the Agreement is an address at which it is ordinarily resident or employed or ordinarily carries on its business, trade or calling.

24 2	Any notice given in terms of the Agreement must be in writing and will

24 2 1	if delivered by hand, be deemed to have been received by the addressee on the day of delivery,

24 2 2	if posted by pre-paid registered post, be deemed to have been received by the addressee on the fifth Business Day following the date of such posting;

24.2 3	if transmitted by fax, be deemed to have been received by the addressee on the first Business Day after the date of transmission; and

24 2 4	in the case of the borrower, if transmitted by email or printable web-page (if applicable), be deemed to have been received on the Business Day of transmission, unless the disputing party proves the contrary

24 3	Notwithstanding anything to the contrary contained or implied in the Agreement, a written notice or communication actually received by one of the parties from the other will be adequate written notice or communication to that party

Borrower initial here	Witness initial here
An authorised financial services provider	16 of 19

24 4	If Investec acts on a notice received by telefax in terms of this Agreement (“the Faxed Instructions”) the borrower hereby waives any rights it may have or obtain against Investec arising directly or indirectly from any losses or damages which it may suffer because Investec acts on any Faxed Instructions, and the borrower hereby indemnifies Investec in respect of any claims, demands or actions made against it or losses or damages suffered by it because it so acted, provided that all notices (whereby Fax as otherwise) must be signed by 2 (two) signature of the borrower.

24 5	The borrower hereby

24 5 1	acknowledges that it is not practical or reasonable for Investec to establish the authenticity of all messages faxed to Investec which purport to be from the borrower,

24 5 2	agrees that all Faxed Instructions, mandates, consents, commitments and the like which purport to be from the borrower shall be deemed to have been given by it in the form actually received by Investec (“Purported Faxed Instructions”) and that such Purported Faxed Instructions may, as a result of the malfunction of equipment, the distortion of communication links and the like, be different to that intended or sent and that the borrower shall be bound thereby,

24 5 3	agrees to implement and adhere to any procedures and/or restrictions imposed on it by Investec from time to time regarding the sending of Faxed Instructions to Investec,

24 5 4	agrees that this indemnity will not be affected by any failure by Investec to impose any or sufficient procedures or restrictions or to ensure that any or all of them are adhered to; and

24 5.5	agrees that Investec will not be obliged to act on any Purported Faxed Instructions

24 6	Each party chooses the physical address stipulated in the Loan Document as its domicilium citandi et executandi Each party shall be entitled to change its domicilium citandi et executandi to another physical address situated within the Republic of South Africa by giving the other party written notice to that effect

25.	Governing law

25 1	All of the Finance Documents will be governed by and construed in accordance with the laws of South Africa

25 2	The borrower consents in terms of Section 45 of the Magistrate’s Court Act no 32 of 1944 to Investec taking action or enforcing any of its rights under the Agreement in the Magistrate’s Court of any district having jurisdiction in respect of the borrower, by virtue of Section 28(1) of the aforesaid Act

25.3	Notwithstanding the preceding clause, if the Act does not apply to the Agreement Investec shall be entitled in its discretion to institute all or any proceedings against the borrower in connection with the Agreement in any division of the High Court of South Africa which has jurisdiction and the borrower also hereby expressly consents and submits to the non-exclusive jurisdiction of the Western Cape High Court, Cape Town and the South Gauteng High Court, Johannesburg The borrower agrees that any costs awarded against the borrower be awarded or paid in accordance with clause 38 (Costs, fees and disbursements)

25 4	If the Act applies to the Agreement, then unless the Magistrates’ Court has concurrent jurisdiction, Investec shall be entitled to institute all or any proceedings against the borrower in connection with the Agreement in any division of the High Court of South Africa which has jurisdiction The borrower hereby consents and submits to the jurisdiction of that court and agrees that any costs awarded against the borrower be awarded and paid in accordance with the High Court tariff.

26.	Illegality

26 1	If at any time after the Signature Date it is or becomes unlawful or contrary to any lawful request, decision or notice from or requirement of the South African Reserve Bank or other South African governmental department or authority, whether or not having the force of law, for Investec to perform any of its obligations under the Agreement, then subject to the applicable provisions of the Act

26 1 1	Investec will promptly after becoming aware thereof notify the borrower to that effect by way of a certificate signed by a director or manager of Investec (or a person of an equivalent or higher level of authority), whose appointment or designation it will not be necessary for Investec to prove, and

26.1.2.	if Investec so requires, the borrower will by not later than such date as Investec specifies in that certificate (which date may not be earlier than 3 Business Days after the date of that certificate) repay the Total Amount in full

26 2	If Investec does not exercise its option pursuant to clause 26 1 2, insofar as any provision of the Agreement conflicts with any law or lawful request from or requirement of the South African Reserve Bank or other South African government department or authority, that provision shall be deemed to be amended only to the extent necessary to comply with that law, lawful request, decision, notice or requirement

27.	Right of withdrawal

For the avoidance of doubt, Investec will not be bound by any clause of the Agreement until such time as it receives and executes the original thereof, duly signed by the borrower and completed as required

28.	Certificate

Without limiting section 169 of the Act, a certificate issued by any manager or assistant manager of Investec as to any indebtedness of the borrower in terms of any Finance Document or any other fact relating to any Finance Document shall, unless proven otherwise by the borrower, be prima facie evidence of the borrower’s indebtedness to Investec in terms of that Finance Document and/or such other fact for the purpose of provisional sentence or summary judgment proceedings or for any other purpose

Borrower initial here	Witness initial here
An authorised financial services provider	17 of 19

29.	Appropriation

If the Act does not apply but subject to applicable law, Investec shall be entitled to appropriate any payments received by it in terms of the Agreement as it in its sole discretion deems appropriate, provided that if the Act does apply, all payments received by Investec in terms of the Agreement shall be appropriated the following manner

29 1	firstly, to satisfy any due or unpaid interest,

29.2	secondly, to satisfy any due or unpaid fees or other charges, and

29 3.	thirdly, to reduce the Principal Debt

30.	Renunciation of benefits

30 1	Should the borrower resist any claim arising out of this Agreement by raising the legal exception that the borrower received no value for its obligations, the onus of proving it will rest on the borrower

30.2	In addition, if the Act does not apply, should the borrower resist any claim arising out of this Agreement on the grounds that

30 2 1	there is no reason or basis for the claim (non causa debiti); or

30 2 2	errors have been made in calculating the amount claimed (errore calculi); or

30.2.3.	the amount claimed has not been advanced (non numeratae pecuniae), the onus of proving that ground or those grounds shall be on the borrower

30.3	The borrower declares that it understands the effect of its waiver in terms of this clause

31.	Severability

Each clause of the Agreement is severable, the one from the other If any clause is found to be defective or unenforceable for any reason by any competent court, then the remaining clauses will be and continue to be of full force and effect

32.	No waiver

No relaxation, indulgence or extension of time that Investec grants to the borrower will be construed as a waiver of any of Investec’s rights in terms of any Finance Document, or a novation of any of the terms of any Finance Document, or stop Investec from enforcing strict and punctual compliance with the terms of any Finance Document

33.	No variation

Subject to clauses 1 (Definitions), 4 (Default), 10 (Repayment of Principal Debt and interest) and 26 (Illegality) above and to clause 1 in the Property and Building Conditions (Definitions ), no variation of, addition to, consensual cancellation of or waiver of any right arising in terms of any Finance Document will be of any force or effect unless it is reduced to writing and signed by a duly authorised representative of each party

34.	Whole agreement

The Loan Document, the Loan Summary (Annexure B to the Loan Document), these Standard Terms and Conditions (Annexure A to the Loan Document) and if applicable, the Property and Building Conditions (Annexure C to the Loan Document), any annexure or schedule to such documents and any written terms and conditions applicable to the Bond(s) (if any) constitute the whole agreement between the parties in relation to the subject matter thereof and no party is bound by any undertaking, representation or warranty not recorded therein

35.	Indemnity

35 1	Subject to this clause 35.2 and clause 41 (Indemnity and other terms relating to guarantees ), the borrower hereby indemnifies and holds Investec harmless from all and any loss, expense, damage, fines, Taxes, penalties and claims whatsoever and howsoever arising from or connected with any Finance Document, and whether or not any such loss, injury, damage, fines, Taxes, penalties and claims are caused by any act of or omission of the borrower or anyone else

35 2	The borrower will not be liable under clause 35 1 to the extent that the loss, expense, damage, fines, Taxes, penalties or claim results directly from any breach by Investec of the Agreement which is finally judicially determined to have resulted directly from Investec’s negligence or wilful misconduct

36.	Subordination

The borrower undertakes that it ~~and its Subsidiaries, if any~~ will not without Investec’s prior written consent

36 1	grant security to any other person which will have the effect of subordinating the claims of Investec under any Finance Document to the claims of that person, or

36 2	Encumber any presently unencumbered assets or any assets that the borrower may acquire in future, or

36 3	borrow further money from any third party.

37.	Counterparts

The Agreement

38 1	may be signed in one or more counterparts, all of which will be considered one and the same agreement, and

38 2	will become effective when a counterpart has been signed by each party to the Agreement

38.	Costs, fees and disbursements

Subject to the Act (if and to the extent that the Act applies)

Borrower initial here	Witness initial here
An authorised financial services provider	18 of 19

38 1	all amounts that Investec may pay or incur pursuant to the Agreement due to the borrower’s default, including legal costs (on the attorney and own client scale), valuation costs, charges and disbursements incurred by Investec in enforcing the Agreement, all costs and disbursements Investec incurs in tracing the borrower and in collecting or endeavouring to collect all or any amounts payable by the borrower to Investec (hereunder or otherwise), and all other collection commission and Taxes, will be payable by the borrower to Investec as soon as such amounts are incurred, all such payments being authorised by the borrower and secured by the Security, and Investec may debit any such amount in accordance with clause 9 (Fees ) of the Loan Document; and

38.2	to the extent that the borrower is required to pay or reimburse any costs, fees, expenses or disbursements pursuant to the Agreement, the borrower agrees that it shall pay such amounts and, in addition, pay any applicable VAT thereon Any amount stipulated in the Agreement and not expressly stated to include value added tax shall be deemed to be stated exclusive of VAT

38 3	if the Property and Building Conditions form part of the Agreement, the borrower shall be liable for all costs associated with the preparation, registration and if applicable cancellation of any Bond

39.	Access to personal information

39 1	In terms of the Code of Banking Practice, the borrower has the right to access the borrower’s personal information held by Investec Investec shall grant the borrower such access during office hours within a reasonable time after receiving a written request for access

39 2	The borrower grants Investec (including its agents and contractors) authority to monitor, keep record of and have access to all forms of correspondence or communications received by or sent from Investec or any of its employees, agents or contractors.

40.	Telephone recordings

The borrower acknowledges and accepts that Investec shall be entitled at its sole discretion to monitor, intercept, record and use as evidence all telephone communications between the borrower and Investec at any time

41.	Indemnity and other terms relating to guarantees

41 1	Should Investec issue any guarantee/s as contemplated in clause 5 of the Loan Document and a Court finally determines that, notwithstanding the provisions to the contrary of the Agreement, any liability, costs and expenses of or payment by Investec under such guarantee is not included in the Principal Debt, then the borrower hereby indemnifies Investec, its directors, employees, servants or agents and holds them harmless from and against all and any claims, losses, demands, liability, costs and expenses of whatsoever nature and howsoever caused and arising, including legal costs between attorney and own client, which may at any time be suffered by or made against Investec by any person or which Investec may sustain or incur arising directly or indirectly out of, or in consequence of, having executed or hereafter executing any such guarantee/s or in relation to any application by it for the discharge or variation of any such guarantee/s.

41 2	The borrower’s obligations hereunder shall continue and remain of full force and effect until such time as Investec has been entirely and finally released and discharged from all its obligations and liabilities, contingent or otherwise, under any guarantee/s, and notwithstanding any intermediate payment or legal disability of the borrower, neither the borrower nor its successors in title or assigns shall be entitled to withdraw herefrom and no notice of termination whether by the borrower or any other party shall be of any force or effect until Investec has been so finally released and discharged

41 3	In any settlement between the payee under the guarantee and Investec, the vouchers or other proper evidence showing payment by Investec or a certificate under the hand of any director or manager (whose appointment it shall not be necessary to prove), for the time being of Investec as to the borrower’s liability in terms of this indemnity, shall be prima facie evidence of such liability and indebtedness for the purpose of provisional sentence, summary judgment proceedings or for any other proceeding/purpose

41 4	Investec shall be entitled in its sole and absolute discretion, without reference to the borrower or any other party to a Finance Document, and without in any way affecting their liability under such Finance Documents, to make any arrangements or compromise with the payee under the applicable guarantee

42.	Business rescue proceedings

42 1	The borrower undertakes, to the extent that the borrower is a company and any member of its board intends to propose a resolution to commence business rescue proceedings, to provide written notice to Investec (no later than 5 Business Days prior to the date upon which the board meeting to approve such resolution is to be held) of such intention and therein to notify Investec of the date and place at which the meeting will be held so as to enable Investec in its discretion to attend such meeting The borrower further agrees that Investec shall be entitled in its discretion to attend the meeting and should it do so then no business rescue practitioner shall be appointed by the borrower without Investec’s prior written consent (which shall not be unreasonably withheld or delayed.)

42 2	If the borrower commences business rescue proceedings and the appointed business rescue practitioner suspends conditionally or unconditionally the whole or any part or provision of this Agreement, then Investec shall not be obliged to tender any performance or fulfill any of its obligations in terms of the Agreement, for so long as the Agreement or any provision or part thereof is so suspended

Borrower initial here	Witness initial here
An authorised financial services provider	19 of 19